Alternative Loan Trust 2006-OC2

                                Final Term Sheet

                              [LOGO] Countrywide(R)

                           $833,712,100 (Approximate)

                                   CWALT, Inc.
                                    Depositor

                          Countrywide Home Loans, Inc.
                               Sponsor and Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                             FREE WRITING PROSPECTUS

                              DATED MARCH 30, 2006

               Mortgage Pass-Through Certificates, Series 2006-OC2
             Distributions payable monthly, beginning April 25, 2006

The issuing entity will issue certificates including the following classes of certificates that are offered pursuant to this free writing prospectus and the accompanying prospectus:

                Initial Class                           Proceeds                 Initial Class                           Proceeds
                 Certificate   Price to  Underwriting      to                    Certificate     Price to  Underwriting     to
   Class         Balance (1)    Public     Discount    Depositor(2)     Class     Balance (1)     Public     Discount   Depositor(2)
-------------------------------------------------------------------   --------------------------------------------------------------
Class 1-A      $224,390,000   100.00000%   0.23842%     99.76158%     Class M-3   $9,621,000    100.00000%   0.39467%    99.60533%
-------------------------------------------------------------------   --------------------------------------------------------------
Class 2-A-1    $323,866,000   100.00000%   0.23333%     99.76667%     Class M-4   $6,692,000    100.00000%   0.39467%    99.60533%
-------------------------------------------------------------------   --------------------------------------------------------------
Class 2-A-2     $93,048,000   100.00000%   0.20000%     99.80000%     Class M-5   $7,529,000    100.00000%   0.54167%    99.45833%
-------------------------------------------------------------------   --------------------------------------------------------------
Class 2-A-3    $106,654,000   100.00000%   0.23842%     99.76158%     Class M-6   $5,438,000    100.00000%   0.54167%    99.45833%
-------------------------------------------------------------------   --------------------------------------------------------------
Class A-R              $100     (3)         (3)            (3)        Class M-7   $5,438,000    100.00000%   0.54167%    99.45833%
-------------------------------------------------------------------   --------------------------------------------------------------
Class M-1       $32,211,000   100.00000%   0.29050%     99.70950%     Class M-8   $5,020,000    100.00000%   0.66667%    99.33333%
-------------------------------------------------------------------   --------------------------------------------------------------
Class M-2        $9,203,000   100.00000%   0.39467%     99.60533%     Class M-9   $4,602,000     97.57000%   0.66667%    96.90333%
-------------------------------------------------------------------   --------------------------------------------------------------

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) Before deducting expenses payable by the depositor estimated to be approximately $652,736 in the aggregate.

(3) The Class A-R Certificates will not be purchased by the underwriter and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans

--------------------------------------------------------------------------------

Issuing Entity

Alternative Loan Trust 2006-OC2, a common law trust formed under the laws of the State of New York.

Depositor

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Originators

The Sponsor originated approximately 0.80% and 0.83% of the mortgage loans in loan group 1 and loan group 2, respectively. Approximately 10.14%, 38.73%, 8.50% and 17.17% of the mortgage loans in loan group 1 were originated by American Home Mortgage, Decision One Mortgage Company LLC, Greenpoint Mortgage Funding Incorporated and The Mortgage Store Financial Inc., respectively. Approximately 16.05%, 48.43%, 12.06% and 2.45% of the mortgage loans in loan group 2 were originated by American Home Mortgage, Decision One Mortgage Company LLC, Greenpoint Mortgage Funding Incorporated and The Mortgage Store Financial Inc., respectively. The remainder of the mortgage loans in each loan group were originated by various other originators, which, individually, originated less than 10% of the mortgage loans in each loan group.

Master Servicer

Countrywide Home Loans Servicing LP

Trustee

The Bank of New York

The NIM Insurer

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer." The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut off Date

For any mortgage loan, the later of March 1, 2006 and the origination date for that mortgage loan.

Closing Date

On or about March 30, 2006.

The Mortgage Loans

The mortgage pool will consist of 30-year conventional adjustable rate mortgage loans secured by first liens on one-to-four family residential properties. The mortgage loans will be divided into two groups. Each group of mortgage loans is referred to as a "loan group." Loan group 1 will consist of conforming balance adjustable rate mortgage loans and loan group 2 will consist of adjustable rate mortgage loans. The mortgage loans have mortgage rates that either (i) adjust monthly, semi-annually or annually or (ii) have a fixed rate period of two, three, five, seven or ten years after the first payment date of each mortgage loan and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

thereafter adjust semi-annually or annually, in each case based on a specified index.

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage pool had an aggregate stated principal balance of approximately $836,643,504, approximately $250,042,678 of which are group 1 mortgage loans and approximately $586,600,826 of which are group 2 mortgage loans.

As of the cut-off date, the mortgage loans in loan group 1 had the following characteristics:

Aggregate Current Principal Balance                $250,042,678

Geographic Concentrations in excess of 10%:

   California                                             37.11%

   Florida                                                11.07%
Weighted Average Original LTV Ratio                       78.12%

Weighted Average Mortgage Rate                            7.002%

Range of Mortgage Rates                        3.875% to 10.625%

Average Current Principal Balance                      $206,476

Range of Current Principal Balances         $27,375 to $545,600

Weighted Average Remaining Term to
   Maturity                                          357 months

Weighted Average FICO Credit Score                          694

Weighted Average Gross Margin                             4.609%

Weighted Average Maximum Mortgage Rate                   12.811%

Weighted Average Minimum Mortgage Rate                    5.182%

As of the cut-off date, the mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance                $586,600,826

Geographic Concentrations in excess
   of 10%:

   California                                             35.01%

Weighted Average Original LTV Ratio                       77.32%

Weighted Average Mortgage Rate                            7.013%

Range of Mortgage Rates                         3.500% to 9.500%

Average Current Principal Balance                      $264,712

Range of Current Principal Balances       $40,338 to $1,778,000

Weighted Average Remaining Term to
   Maturity                                          358 months

Weighted Average FICO Credit Score                          696

Weighted Average Gross Margin                             4.498%

Weighted Average Maximum Mortgage Rate                   12.826%

Weighted Average Minimum Mortgage Rate                    5.054%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Description of the Certificates

The issuing entity will issue sixteen classes of certificates, fourteen of which are offered by this free writing prospectus and the accompanying prospectus:

                                                                         Initial
                             Initial                                      Rating       Initial
                        Class Certificate                                (Moody's)     Rating
        Class              Balance (1)                 Type                 (2)       (S&P) (2)
        -----           -----------------              ----              ---------    ---------
 Offered Certificates

 Class 1-A                $ 224,390,000          Senior/ Floating           Aaa          AAA
                                                 Pass-Through Rate

 Class 2-A-1              $ 323,866,000          Senior/ Floating           Aaa          AAA
                                                 Pass-Through Rate

 Class 2-A-2              $ 93,048,000           Senior/ Floating           Aaa          AAA
                                                 Pass-Through Rate

 Class 2-A-3              $ 106,654,000          Senior/ Floating           Aaa          AAA
                                                 Pass-Through Rate

 Class A-R                $         100        Senior/REMIC Residual        Aaa          AAA

 Class M-1                $ 32,211,000      Subordinate/ Floating Pass      Aa1          AA+
                                                   Through Rate

 Class M-2                $ 9,203,000       Subordinate/ Floating Pass      Aa2           AA
                                                   Through Rate

 Class M-3                $ 9,621,000       Subordinate/ Floating Pass      Aa3           AA
                                                   Through Rate

 Class M-4                $ 6,692,000       Subordinate/ Floating Pass       A1           A+
                                                   Through Rate

 Class M-5                $ 7,529,000       Subordinate/ Floating Pass       A2           A+
                                                   Through Rate

 Class M-6                $ 5,438,000       Subordinate/ Floating Pass       A3           A
                                                   Through Rate

 Class M-7                $ 5,438,000       Subordinate/ Floating Pass      Baa1          A-
                                                   Through Rate

 Class M-8                $ 5,020,000       Subordinate/ Floating Pass      Baa2         BBB
                                                   Through Rate

 Class M-9                $ 4,602,000       Subordinate/ Floating Pass      Baa3         BBB-
                                                   Through Rate
 Non-Offered Certificates (3)

 Class P                     $100(4)            Prepayment Charges           NR           NR

 Class C                       N/A                   Residual                NR           NR

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(3) The Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

(4) The Class P Certificates also have a notional amount equal to the aggregate stated principal balance of the mortgage loans with prepayment charges as of the cut-off date.

The certificates also will have the following characteristics:

                              Pass-Through Rate
                                   Before          Pass-Through Rate
                                  Optional               After
                  Related     Termination Date          Optional                           Interest Accrual
      Class      Loan Group          (1)          Termination Date (1)   Accrual Period       Convention
      -----      ----------   ----------------    --------------------   --------------    ----------------

 Offered
 Certificates

 Class 1-A           1          LIBOR + 0.20%        LIBOR + 0.40%            (2)           Actual/360 (3)
 Class 2-A-1         2          LIBOR + 0.09%        LIBOR + 0.18%            (2)           Actual/360 (3)
 Class 2-A-2         2          LIBOR + 0.20%        LIBOR + 0.40%            (2)           Actual/360 (3)
 Class 2-A-3         2          LIBOR + 0.29%        LIBOR + 0.58%            (2)           Actual/360 (3)
 Class A-R           1               (4)                  (4)                 N/A                 N/A
 Class M-1        1 and 2       LIBOR + 0.36%        LIBOR + 0.54%            (2)           Actual/360 (3)
 Class M-2        1 and 2       LIBOR + 0.38%        LIBOR + 0.57%            (2)           Actual/360 (3)
 Class M-3        1 and 2       LIBOR + 0.40%        LIBOR + 0.60%            (2)           Actual/360 (3)
 Class M-4        1 and 2       LIBOR + 0.50%        LIBOR + 0.75%            (2)           Actual/360 (3)
 Class M-5        1 and 2       LIBOR + 0.52%        LIBOR + 0.78%            (2)           Actual/360 (3)
 Class M-6        1 and 2       LIBOR + 0.60%        LIBOR + 0.90%            (2)           Actual/360 (3)
 Class M-7        1 and 2       LIBOR + 1.20%        LIBOR + 1.80%            (2)           Actual/360 (3)
 Class M-8        1 and 2       LIBOR + 1.50%        LIBOR + 2.25%            (2)           Actual/360 (3)
 Class M-9        1 and 2       LIBOR + 1.80%        LIBOR + 2.70%            (2)           Actual/360 (3)

 Non-Offered
 Certificates

 Class P          1 and 2            N/A                  N/A                 N/A                 N/A
 Class C          1 and 2            N/A                  N/A                 N/A                 N/A

----------
(1) The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap and the maximum rate. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR."

(2) The accrual period for any distribution date will be the period commencing on the distribution date in the month prior to the month in which that distribution date occurs (or commencing on the closing date, in the case of the first distribution date) and ending on the day immediately prior to that distribution date. The certificates will settle without accrued interest.

(3) Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the accrual period.

(4)   The Class A-R Certificates will not accrue any interest.

--------------------------------------------------------------------------------

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

        Designation           Classes of Certificates
        -----------           -----------------------

   Senior Certificates        Class 1-A, Class 2-A-1,

                           Class 2-A-2, Class 2-A-3 and
                              Class A-R Certificates

     Group 2 Senior        Class 2-A-1, Class 2-A-2 and
      Certificates           Class 2-A-3 Certificates

Subordinated Certificates   Class M-1, Class M-2, Class
                            M-3, Class M-4, Class M-5,
                            Class M-6, Class M-7, Class
                                 M-8 and Class M-9
                                   Certificates

   LIBOR Certificates         Class 1-A, Class 2-A-1,
                            Class 2-A-2 and Class 2-A-3
                                 Certificates and
                             Subordinated Certificates

  Offered Certificates        Senior Certificates and
                             Subordinated Certificates

Record Date

LIBOR Certificates:

The business day immediately preceding a distribution date, or if the LIBOR Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that distribution date.

Class A -R Certificates:

The last business day of the month preceding the month of the distribution date.

Denominations

LIBOR Certificates:

$25,000 and multiples of $1,000.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

Registration of Certificates

LIBOR Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on April 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Last Scheduled Distribution Date

The last scheduled distribution date for each of the offered certificates is the distribution date in

      Class of Certificates   Distribution Date

           Class 1-A            February 2036
           Class 2-A-1          January 2031
           Class 2-A-2         September 2033
           Class 2-A-3          February 2036
           Class M-1            December 2035
           Class M-2            November 2035
           Class M-3            November 2035
           Class M-4            October 2035
           Class M-5           September 2035
           Class M-6              July 2035
           Class M-7              May 2035
           Class M-8            December 2034
           Class M-9            February 2034
           Class A-R             April 2006

Interest Payments

The related accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 6.

On each distribution date, holders of each class of LIBOR Certificates will be entitled to receive:

o the interest that has accrued at the related pass-through rate during the related accrual period on the class certificate balance of such class immediately prior to that distribution date, and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

o     any interest due on a prior distribution date that was not paid.

For each class of subordinated certificates, any interest carry forward amount (which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow as and to the extent described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

Principal Payments

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the distribution of principal. The priority of distributions will differ as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts (after fees and expenses as described below are subtracted) with respect to the mortgage loans in a loan group:

o scheduled payments of interest on the mortgage loans in that loan group collected during the applicable period;

o interest on prepayments on the mortgage loans in that loan group to the extent not allocable to the master servicer as additional servicing compensation;

o interest amounts advanced by the master servicer on the mortgage loans in that loan group and any required compensating interest paid by the master servicer related to voluntary prepayments in full on the mortgage loans; and

o liquidation proceeds on the mortgage loans in that loan group during the applicable period (to the extent allocable to interest).

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts (after fees and expenses as described below are subtracted) with respect to the mortgage loans in a loan group:

o scheduled payments of principal of the mortgage loans in that loan group collected during the applicable period or advanced by the master servicer;

o prepayments on the mortgage loans in that loan group collected in the applicable period;

o the stated principal balance of any mortgage loans in that loan group repurchased or purchased by a seller or the master servicer, as applicable;

o the difference, if any, between the stated principal balance of a substitute mortgage loan in that loan group and the related deleted mortgage loan in that loan group;

o liquidation proceeds on the mortgage loans in that loan group during the applicable period (to the extent allocable to principal); and

o excess interest (to the extent available) to maintain the targeted overcollateralization level for the related class of certificates as described under "Description of the Certificates -- Overcollateralization Provisions" in this free writing prospectus.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

o the servicing fee and additional servicing compensation due to the master servicer;

o     the portion of the trustee fee due to the trustee;

o     lender paid mortgage insurance premiums, if any;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

o the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

o all prepayment charges (which are distributable only to the Class P Certificates); and

o all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed.

Any amounts net from the amount available for distribution to the certificateholders will reduce the amount distributed to the certificateholders.

Servicing Compensation

Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the applicable master servicing fee rate for that mortgage loan. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates --Priority of Distributions Among Certificates".

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions; Distributions of Interest

In general, on any distribution date, the interest funds for both loan groups will be distributed in the following order:

o concurrently, (a) from the interest funds for loan group 1, to the Class 1-A Certificates, current interest and interest carry forward amounts and
      (b) from the interest funds for loan group 2, concurrently, to each class of group 2 senior certificates, current interest and interest carry forward amounts, pro rata based on their respective entitlements;

o concurrently, to each class of senior certificates, any remaining current interest and interest carry forward amount not paid pursuant to the first bullet point above, pro rata based on the amount of interest each such class is entitled to receive on that distribution date, to the extent needed to pay any current interest and interest carry forward amount for each such class; provided that interest funds remaining after such allocation will be distributed to each class of senior certificates with respect to which there remains any unpaid current interest and interest carry forward amount, pro rata, based on the amount of such remaining unpaid current interest and interest carry forward amount;

o sequentially, in order of their distribution priorities, to each class of subordinated certificates, current interest for each such class; and

o     as part of the excess cashflow.

Priority of Distributions; Distributions of Principal

Effect of the Stepdown Date if a Trigger Event is not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinated certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under "Description of the Certificates -- Distributions -- Distributions of Principal Distribution Amount for Loan Group 1" and "-- Distributions of Principal Distribution Amount for Loan Group 2" in this free writing prospectus.

Trigger Events:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

A "trigger event" refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

The Stepdown Date:

The stepdown date will be the earlier of:

o the distribution date on which the aggregate class certificate balance of the senior certificates is reduced to zero; and

o the later of: (a) the April 2009 distribution date and (b) the first distribution date on which the aggregate class certificate balance of the senior certificates (after calculating anticipated distributions on such distribution date) is less than or equal to 78.80% of the aggregate stated principal balance of the mortgage loans.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount will be distributed in the following order:

o     concurrently:

      1) from the principal distribution amount for loan group 1, in the following order of priority:

            a) sequentially, to the Class A-R and Class 1-A Certificates, in that order, until their respective class certificate balances are reduced to zero; and

            b) sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates (after the distribution of the principal distribution amount from loan group 2 as described below), in that order, until their respective class certificate balances are reduced to zero; and

      2) from the principal distribution amount for loan group 2 in the following order of priority:

            a) sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

            b) to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described above), until its class certificate balance is reduced to zero;

o from the remaining principal distribution amount from both loan groups, sequentially, in order of their distribution priorities, to each class of subordinated certificates, until their respective class certificate balances are reduced to zero; and

o     as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as a trigger event is not in effect, the principal distribution amount from both loan groups will be distributed in the following order:

o in an amount up to the senior principal distribution target amount, pro rata based on the related senior principal distribution allocation amount for the Class 1-A Certificates and the group 2 senior certificates, concurrently:

      1) to the Class 1-A Certificates, in an amount up to the group 1 principal distribution amount, until its class certificate balance is reduced to zero, and

      2) sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, in an amount up to the group 2 principal distribution amount, until their respective class certificate balances are reduced to zero;

            provided, however, that if (a) the class certificate balance of the Class 1-A Certificates or (b) the aggregate class certificate balance of the group 2 senior certificates is reduced to zero, then any remaining unpaid senior principal distribution target amount will be distributed pro rata (based on the class certificate balance of the Class 1-A Certificates or the aggregate class certificate balance of the group 2 senior certificates) to the remaining classes of senior certificates after distributions from clauses (1) and (2) above (and, in the case of the group 2 senior certificates, sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order), until their

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            respective class certificate balances are reduced to zero;

o sequentially, in order of their distribution priorities, to each class of subordinated certificates, the subordinated class principal distribution target amount for each such class, until their respective class certificate balances are reduced to zero; and

o     as part of the excess cashflow.

The Corridor Contract

Countrywide Home Loans has entered into an interest rate corridor contract for the benefit of the LIBOR Certificates, which will be assigned to The Bank of New York, in its capacity as corridor contract administrator, on the closing date. The corridor contract administrator will allocate certain payments received under the interest rate corridor contract to the trustee on behalf of the issuing entity. On or prior to the corridor contract termination date, amounts allocated to the issuing entity in respect of the corridor contract will be available to the classes of LIBOR Certificates, as described in this free writing prospectus, to cover net rate carryover resulting from the application of the applicable net rate cap to the related pass-through rates.

Payments under the corridor contract will be made to the corridor contract administrator and allocated between the issuing entity and Countrywide Home Loans as described in "Description of the Certificates -- The Corridor Contract" in this free writing prospectus. Any amounts received in respect of the corridor contract and allocated to the issuing entity for a distribution date that are not used on that date to cover net rate carryover on the related certificates are expected to be distributed to the holders of the Class C Certificates as provided in the pooling and servicing agreement and will not be available thereafter for payment of net rate carryover on any class of certificates.

Credit Enhancement

Credit enhancements provide limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Overcollateralization

On the closing date, it is expected that the aggregate stated principal balance of the mortgage loans will exceed the initial aggregate class certificate balance of the certificates by approximately $2,931,403. This amount is called "overcollateralization" and is approximately equal to the required initial level of overcollateralization required by the pooling and servicing agreement.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the certificates, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the weighted average expense fee rate. The "expense fee rate" is the sum of the servicing fee rate, the trustee fee rate and with respect to any mortgage loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. Any interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the certificates, and the issuing entity's expenses, will be used to maintain or restore the required level of overcollateralization.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest distributions have been made and after the principal funds have been distributed.

On any distribution date, the excess cashflow (if any) will be distributed in the following order:

o to the classes of certificates that are entitled to receive principal on that distribution date to the extent necessary to restore or maintain the required level of overcollateralization;

o concurrently, to the classes of senior certificates, pro rata based on the unpaid realized loss amount

--------------------------------------------------------------------------------
      for each such class, in an amount equal to the unpaid realized loss amount for each such class;

o sequentially, in order of their distribution priorities, to each class of subordinated certificates, in each case first in an amount equal to any interest carry forward amount for each such class and then in an amount equal to the unpaid realized loss amount for each such class;

o concurrently, to the classes of LIBOR Certificates (after application of any proceeds from the corridor contract to pay any unpaid net rate carryover for each such class), pro rata based on their respective class certificate balances to the extent needed to pay any unpaid net rate carryover for each such class; and then any excess cashflow remaining after such allocation to pay net rate carryover based on class certificate balances of the certificates will be distributed to each class of LIBOR Certificates with respect to which there remains any unpaid net rate carryover, pro rata, based on the amount of such unpaid net rate carryover; and

o to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

Subordination

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

The senior certificates will have a distribution priority over the subordinated certificates. With respect to the subordinated certificates, the distribution priority is in ascending order of their numerical class designation.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinated certificates, beginning with the subordinated certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

Allocation of Losses

After the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the subordinated classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinated certificates, beginning with the class of subordinated certificates with the lowest distribution priority, until the class certificate balance of that subordinated class has been reduced to zero. If the aggregate class certificate balance of the subordinated certificates is reduced to zero, any realized losses on the mortgage loans in a loan group will then be allocated to the senior certificates related to that loan group on a pro rata basis.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

purchases by the master servicer, less the master servicing fee rate).

Optional Termination

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of the aggregate stated principal balance of the mortgage loans as of the cut-off date. If the master servicer exercises the optional termination right it will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

Tax Status

For federal income tax purposes, the issuing entity (exclusive of the corridor contract and the assets held in the carryover reserve fund) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The offered certificates, other than the Class A-R Certificates, will also represent the right to receive payments from the carryover reserve fund. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

Legal Investment

The senior certificates and the Class M-1, Class M-2 and Class M-3 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

--------------------------------------------------------------------------------

                                  Loan Group 1

                             Mortgage Loan Programs

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
           Type of              Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
           Program               Loans      Outstanding    Group 1       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
One-month LIBOR-IO ..........       20    $  5,486,953      2.19%      274,348      6.960        357          707          76.6
Six-month LIBOR .............        1         157,101      0.06       157,101      6.875        357          714          75.0
Six-month LIBOR-IO ..........       38       7,897,811      3.16       207,837      7.109        357          708          79.2
2/28 Six-month LIBOR ........      229      33,354,107     13.34       145,651      7.158        358          693          78.5
2/28 Six-month LIBOR-IO .....      557     126,648,954     50.65       227,377      6.889        357          693          77.7
3/27 Six-month LIBOR ........       14       2,924,476      1.17       208,891      7.025        357          704          78.3
3/27 Six-month LIBOR-IO .....      109      24,245,933      9.70       222,440      7.118        358          703          78.3
5/25 Six-month LIBOR ........       46       7,125,275      2.85       154,897      7.623        358          681          85.0
5/25 Six-month LIBOR-IO .....      141      27,866,162     11.14       197,632      7.343        358          686          78.8
7/23 Six-month LIBOR-IO .....        2         583,000      0.23       291,500      7.277        358          663          68.2
10/20 Six-month LIBOR .......        1         191,748      0.08       191,748      8.125        358          722          71.9
10/20 Six-month LIBOR-IO ....        4         724,976      0.29       181,244      7.003        356          713          82.7
12-month LIBOR ..............        3         621,594      0.25       207,198      6.079        357          674          71.6
12-month LIBOR-IO ...........       32       8,847,961      3.54       276,499      6.235        357          707          76.3
2/1 12-month LIBOR-IO .......        2         501,511      0.20       250,756      6.082        355          691          80.0
3/1 12-month LIBOR ..........        2         409,129      0.16       204,565      5.708        353          603          73.6
3/1 12-month LIBOR-IO .......        2         504,500      0.20       252,250      6.642        357          650          63.7
5/1 12-month LIBOR ..........        1          92,786      0.04        92,786      7.375        358          644          82.7
5/1 12-month LIBOR-IO .......        6       1,468,700      0.59       244,783      7.106        357          678          76.2
7/1 12-month LIBOR-IO .......        1         390,000      0.16       390,000      6.500        354          575          79.9
                                 -----    ------------    ------
   Total ....................    1,211    $250,042,678    100.00%
                                 =====    ============    ======

                               Mortgage Rates (1)

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
          Range of              Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
     Mortgage Rates (%)          Loans      Outstanding    Group 1       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
 3.501 -  4.000 .............        1    $    349,473      0.14%      349,473      3.875        357          760          77.0
 4.001 -  4.500 .............        3         834,279      0.33       278,093      4.500        352          732          80.0
 4.501 -  5.000 .............        8       2,275,391      0.91       284,424      4.925        354          713          80.0
 5.001 -  5.500 .............       22       4,984,493      1.99       226,568      5.384        354          678          77.3
 5.501 -  6.000 .............       84      18,788,570      7.51       223,673      5.838        356          702          77.4
 6.001 -  6.500 .............      162      35,579,063     14.23       219,624      6.324        357          700          76.9
 6.501 -  7.000 .............      325      72,670,974     29.06       223,603      6.811        358          698          77.9
 7.001 -  7.500 .............      302      59,143,509     23.65       195,839      7.296        358          692          78.6
 7.501 -  8.000 .............      198      36,240,184     14.49       183,031      7.761        358          679          78.9
 8.001 -  8.500 .............       57      10,587,287      4.23       185,742      8.224        358          693          77.9
 8.501 -  9.000 .............       30       4,725,298      1.89       157,510      8.760        358          687          81.0
 9.001 -  9.500 .............       12       2,275,921      0.91       189,660      9.296        358          693          74.4
 9.501 - 10.000 .............        5       1,138,539      0.46       227,708      9.663        357          651          85.0
10.001 - 10.500 .............        1         139,446      0.06       139,446     10.125        358          658          90.0
10.501 - 11.000 .............        1         310,250      0.12       310,250     10.625        358          639          85.0
                                 -----    ------------    ------
   Total ....................    1,211    $250,042,678    100.00%
                                 =====    ============    ======

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table inclusive of the rates of the interest premium charged by the related lenders. As of the cut-off date, the weighted average mortgage rate of the Mortgage Loans in Loan Group 1 (net of such premiums) is expected to be approximately 6.993% per annum. Without the adjustment, the weighted average mortgage rate of the Mortgage Loans in Loan Group 1 is expected to be approximately 7.002% per annum.

                  Current Mortgage Loan Principal Balances (1)

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
  Range of Current Mortgage     Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
 Loan Principal Balances ($)     Loans      Outstanding    Group 1       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
      0.01 -  50,000.00 .....       11    $    465,363      0.19%       42,306      7.302        357          672          79.9
 50,000.01 - 100,000.00 .....      145      11,480,515      4.59        79,176      7.394        358          692          77.3
100,000.01 - 150,000.00 .....      255      31,986,054     12.79       125,436      7.217        357          699          78.4
150,000.01 - 200,000.00 .....      212      37,286,612     14.91       175,880      6.983        357          696          78.4
200,000.01 - 250,000.00 .....      196      44,060,796     17.62       224,800      6.922        357          687          79.2
250,000.01 - 300,000.00 .....      176      48,230,555     19.29       274,037      6.875        357          696          78.0
300,000.01 - 350,000.00 .....      111      35,724,885     14.29       321,846      6.894        357          693          77.1
350,000.01 - 400,000.00 .....       80      30,019,063     12.01       375,238      6.948        357          690          77.9
400,000.01 - 450,000.00 .....       19       7,869,144      3.15       414,165      7.318        358          703          77.5
450,000.01 - 500,000.00 .....        5       2,374,092      0.95       474,818      7.712        358          693          74.4
500,000.01 - 550,000.00 .....        1         545,600      0.22       545,600      7.375        358          673          80.0
                                 -----    ------------    ------
                                 1,211    $250,042,678    100.00%
                                 =====    ============    ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 1 is approximately $206,476.

                              FICO Credit Scores(1)

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
          Range of              Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
     FICO Credit Scores          Loans      Outstanding    Group 1       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
521 - 540 ...................        1    $    104,604      0.04%      104,604       4.62        337          523          90.0
541 - 560 ...................        1         121,101      0.05       121,101      6.500        352          549          88.4
561 - 580 ...................        3         723,595      0.29       241,198      6.320        353          573          80.0
581 - 600 ...................        5         942,719      0.38       188,544      6.800        356          591          75.9
601 - 620 ...................        2         400,985      0.16       200,492      6.572        356          618          74.7
621 - 640 ...................       80      17,618,205      7.05       220,228      7.307        357          630          75.8
641 - 660 ...................      118      25,119,686     10.05       212,879      7.408        358          651          78.2
661 - 680 ...................      288      59,579,868     23.83       206,875      6.984        358          669          78.2
681 - 700 ...................      252      50,516,029     20.20       200,460      7.030        357          689          78.7
701 - 720 ...................      164      33,436,401     13.37       203,880      6.874        357          710          78.6
721 - 740 ...................      118      25,395,474     10.16       215,216      6.806        357          730          77.6
741 - 760 ...................       79      15,905,943      6.36       201,341      6.730        357          751          78.4
761 - 780 ...................       64      12,590,668      5.04       196,729      6.933        357          770          77.1
781 - 800 ...................       29       5,926,755      2.37       204,371      6.886        358          789          80.7
801 - 820 ...................        6       1,578,645      0.63       263,107      7.274        357          805          78.3
Unknown .....................        1          82,000      0.03        82,000      7.375        354          N/A          69.0
                                 -----    ------------    ------
   Total ....................    1,211    $250,042,678    100.00%
                                 =====    ============    ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group 1 is approximately 694.

                             Documentation Programs

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
                                Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
       Type of Program           Loans      Outstanding    Group 1       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
Reduced .....................      640    $140,133,420     56.04%      218,958      7.074        357          692          78.4
Full/Alternative ............      304      54,168,080     21.66       178,184      6.420        357          696          78.5
No Ratio ....................      142      29,855,828     11.94       210,252      7.427        358          692          77.9
No Income/No Asset ..........       75      14,492,025      5.80       193,227      7.495        357          699          75.9
Stated Income/Stated Asset ..       38       8,907,337      3.56       234,404      7.321        358          701          76.0
Full DU (1) .................       12       2,485,987      0.99       207,166      6.504        357          682          78.3
                                 -----    ------------    ------
   Total ....................    1,211    $250,042,678    100.00%
                                 =====    ============    ======

----------
(1) A hybrid of the Full Documentation Program and Fannie Mae Desktop Underwriter, an automated underwriting system (AUS).

                      Original Loan-to-Value Ratios (1)(2)

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
      Range of Original         Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
  Loan-to-Value Ratios (%)       Loans      Outstanding    Group 1       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
 0.01 -  50.00 ..............       11    $  2,022,455      0.81%      183,860      6.787        357          696          42.1
50.01 -  55.00 ..............        5       1,285,236      0.51       257,047      6.664        358          657          52.3
55.01 -  60.00 ..............        8       1,533,467      0.61       191,683      6.708        357          679          57.6
60.01 -  65.00 ..............       17       3,565,724      1.43       209,748      6.928        358          672          63.6
65.01 -  70.00 ..............      110      20,703,893      8.28       188,217      7.167        357          691          69.5
70.01 -  75.00 ..............      140      33,179,445     13.27       236,996      7.138        358          701          74.6
75.01 -  80.00 ..............      835     172,215,130     68.87       206,246      6.917        357          693          79.8
80.01 -  85.00 ..............        8       1,488,773      0.60       186,097      7.740        357          681          83.8
85.01 -  90.00 ..............       50       9,594,777      3.84       191,896      7.341        357          697          89.8
90.01 -  95.00 ..............       21       3,577,017      1.43       170,334      7.883        358          683          95.0
95.01 - 100.00 ..............        6         876,761      0.35       146,127      7.920        359          716         100.0
                                 -----    ------------    ------
   Total ....................    1,211    $250,042,678    100.00%
                                 =====    ============    ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 1 is approximately 78.12%.
(2) Does not take into account any secondary financing on the Mortgage Loans in Loan Group 1 that may exist at the time of origination.

                  State Distribution of Mortgaged Properties(1)

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
                                Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
            State                Loans      Outstanding    Group 1       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
Alaska ......................        4    $    586,712      0.23%      146,678      6.269        354          658          80.0
Alabama .....................        1         134,400      0.05       134,400      7.990        358          724          80.0
Arizona .....................       56      10,778,873      4.31       192,480      7.071        358          692          77.2
California ..................      326      92,797,884     37.11       284,656      6.996        358          693          76.9
Colorado ....................       28       4,949,477      1.98       176,767      6.611        357          703          78.8
Connecticut .................        6       1,157,092      0.46       192,849      7.906        357          680          81.0
District of Columbia ........        8       1,368,191      0.55       171,024      7.253        354          686          68.2
Delaware ....................        5       1,077,309      0.43       215,462      7.606        358          692          79.3
Florida .....................      149      27,689,835     11.07       185,838      7.238        357          692          80.5
Georgia .....................       34       5,357,143      2.14       157,563      7.051        357          698          80.0
Hawaii ......................        2         649,246      0.26       324,623      6.827        357          715          42.4
Iowa ........................        6         460,623      0.18        76,770      7.762        358          708          80.0
Idaho .......................        5         499,919      0.20        99,984      7.067        357          673          77.4
Illinois ....................       25       4,315,888      1.73       172,636      7.242        358          704          77.7
Indiana .....................       11       1,001,220      0.40        91,020      7.289        358          699          83.9
Kansas ......................        2         118,664      0.05        59,332      7.015        358          700          75.8
Kentucky ....................        1          93,120      0.04        93,120      6.875        357          753          80.0
Massachusetts ...............       19       4,948,715      1.98       260,459      7.082        357          692          77.3
Maryland ....................       41      10,002,243      4.00       243,957      6.648        357          693          78.3
Maine .......................        3         439,260      0.18       146,420      7.727        358          711          80.0
Michigan ....................       23       3,048,878      1.22       132,560      7.194        357          695          79.7
Minnesota ...................       27       4,843,821      1.94       179,401      7.037        358          683          78.8
Missouri ....................       19       2,906,258      1.16       152,961      6.945        357          680          80.7
Mississippi .................        6         725,470      0.29       120,912      6.769        357          705          82.4
Montana .....................        2         455,400      0.18       227,700      7.110        356          648          85.4
North Carolina ..............       32       4,872,544      1.95       152,267      7.221        357          682          79.1
North Dakota ................        1         198,000      0.08       198,000      7.875        358          660          80.0
Nebraska ....................        1          75,829      0.03        75,829      7.490        357          669          80.0
New Hampshire ...............        2         454,473      0.18       227,236      4.626        357          744          74.9
New Jersey ..................       27       6,625,408      2.65       245,385      7.230        357          686          79.8
New Mexico ..................        6         715,740      0.29       119,290      6.922        358          678          78.9
Nevada ......................       55      10,745,072      4.30       195,365      6.911        357          705          79.4
New York ....................       13       3,208,079      1.28       246,775      7.111        357          690          75.0
Ohio ........................       26       3,067,181      1.23       117,968      7.068        357          682          80.5
Oklahoma ....................        7         585,108      0.23        83,587      7.608        358          698          76.1
Oregon ......................       30       4,768,578      1.91       158,953      6.840        357          701          78.8
Pennsylvania ................       13       1,970,709      0.79       151,593      7.129        358          710          79.9
Rhode Island ................        6       1,268,184      0.51       211,364      6.650        357          701          77.1
South Carolina ..............       15       2,084,392      0.83       138,959      6.735        357          680          79.8
Tennessee ...................       17       1,926,470      0.77       113,322      7.072        357          698          81.2
Texas .......................       23       2,955,126      1.18       128,484      7.038        357          683          80.4
Utah ........................       10       1,488,216      0.60       148,822      6.855        356          704          75.9
Virginia ....................       56      12,187,090      4.87       217,627      6.757        356          702          77.5
Washington ..................       42       8,086,421      3.23       192,534      6.564        357          696          79.6
Wisconsin ...................       13       1,480,717      0.59       113,901      7.189        357          711          78.2
West Virginia ...............        5         687,390      0.27       137,478      7.102        357          682          79.2
Wyoming .....................        2         186,311      0.07        93,156      7.626        359          695          80.0
                                 -----    ------------    ------
   Total ....................    1,211    $250,042,678    100.00%
                                 =====    ============    ======

----------
(1) As of the cut-off date, no more than approximately 0.704% of the Mortgage Loans in Loan Group 1 will be secured by mortgaged properties located in any one postal zip code area.

                            Purpose of Mortgage Loans

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
                                Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
        Loan Purpose             Loans      Outstanding    Group 1       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
Purchase ....................      874    $178,894,390     71.55%      204,685      7.050        357          699          79.0
Refinance (cash-out) ........      221      48,138,768     19.25       217,822      6.966        358          676          74.8
Refinance (rate/term)  ......      116      23,009,520      9.20       198,358      6.704        357          691          78.4
                                 -----    ------------    ------
   Total ....................    1,211    $250,042,678    100.00%
                                 =====    ============    ======

                          Type of Mortgaged Properties

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
                                Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
        Property Type            Loans      Outstanding    Group 1       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
Single Family Residence .....      834    $171,507,081     68.59%      205,644      6.996        357          690          78.2
Planned Unit Development ....      142      30,078,680     12.03       211,822      6.772        357          702          77.6
Low-Rise Condominium ........      155      29,432,906     11.77       189,890      6.987        357          698          79.3
2-4 Family Residence ........       71      16,856,124      6.74       237,410      7.536        357          700          76.7
High-Rise Condominium .......        9       2,167,886      0.87       240,876      6.716        356          712          77.0
                                 -----    ------------    ------
   Total ....................    1,211    $250,042,678    100.00%
                                 =====    ============    ======

                               Occupancy Types(1)

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
                                Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
       Occupancy Type            Loans      Outstanding    Group 1       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
Primary Residence ...........      941    $205,028,714     82.00%      217,884      6.922        357          691          78.3
Investment Property .........      234      37,351,547     14.94       159,622      7.404        357          707          77.2
Secondary Residence .........       36       7,662,416      3.06       212,845      7.180        358          701          78.5
                                 -----    ------------    ------
   Total ....................    1,211    $250,042,678    100.00%
                                 =====    ============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         Remaining Terms to Maturity(1)

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
       Remaining Term           Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
    to Maturity (Months)         Loans      Outstanding    Group 1       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
360 .........................        3    $    454,709      0.18%      151,570      6.756        360          681          80.0
359 .........................      195      35,501,684     14.20       182,060      7.236        359          692          79.3
358 .........................      550     115,860,094     46.34       210,655      7.242        358          691          77.5
357 .........................      280      61,207,709     24.48       218,599      6.841        357          699          77.9
356 .........................       75      14,151,764      5.66       188,690      6.546        356          691          78.6
355 .........................       34       6,300,827      2.52       185,318      6.527        355          708          81.7
354 .........................       32       7,794,799      3.12       243,587      6.145        354          691          79.6
353 .........................       17       3,536,719      1.41       208,042      5.967        353          684          78.6
352 .........................        7       1,157,287      0.46       165,327      6.013        352          667          75.2
351 .........................        3         565,829      0.23       188,610      5.269        351          739          80.0
350 .........................        9       2,225,278      0.89       247,253      5.781        350          692          79.1
349 .........................        3         630,526      0.25       210,175      5.859        349          705          78.0
346 .........................        1         306,850      0.12       306,850      6.125        346          780          80.0
345 .........................        1         244,000      0.10       244,000      6.125        345          672          80.0
337 .........................        1         104,604      0.04       104,604      4.625        337          523          90.0
                                 -----    ------------    ------
   Total ....................    1,211    $250,042,678    100.00%
                                 =====    ============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 1 is approximately 357 months.

                         Months to Next Adjustment Date

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
       Months to Next           Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
       Adjustment Date           Loans      Outstanding    Group 1       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
1 ...........................       22    $  5,387,898      2.15%      244,904      6.911        357          709          78.6
2 ...........................        5       1,055,600      0.42       211,120      6.644        356          684          75.3
3 ...........................        8       1,803,401      0.72       225,425      6.619        357          700          76.7
4 ...........................       20       4,437,370      1.77       221,869      7.547        358          709          79.1
5 ...........................        7       1,442,296      0.58       206,042      5.913        355          700          76.5
6 ...........................        1         373,750      0.15       373,750      4.500        354          701          80.0
7 ...........................        2         493,650      0.20       246,825      5.992        355          723          80.0
9 ...........................       18       5,121,743      2.05       284,541      5.963        356          710          75.9
10 ..........................       13       3,244,315      1.30       249,563      7.074        358          696          75.7
13 ..........................        3         630,526      0.25       210,175      5.859        349          705          78.0
14 ..........................        9       2,225,278      0.89       247,253      5.781        350          692          79.1
15 ..........................        3         565,829      0.23       188,610      5.269        351          739          80.0
16 ..........................        4         412,986      0.17       103,246      6.078        352          694          64.0
17 ..........................        7       1,734,926      0.69       247,847      5.559        353          680          79.6
18 ..........................       22       5,299,407      2.12       240,882      6.176        354          703          79.9
19 ..........................       22       3,889,496      1.56       176,795      6.435        355          694          79.7
20 ..........................       62      11,876,051      4.75       191,549      6.483        356          692          78.7
21 ..........................      216      46,009,099     18.40       213,005      6.880        357          698          78.3
22 ..........................      343      70,603,329     28.24       205,841      7.194        358          689          77.2
23 ..........................       94      16,976,784      6.79       180,604      7.165        359          692          77.8
24 ..........................        2         239,109      0.10       119,554      6.590        360          678          80.0
28 ..........................        2         328,301      0.13       164,150      5.790        352          638          83.1
29 ..........................        1         195,071      0.08       195,071      7.500        353          671          80.0
30 ..........................        3         727,228      0.29       242,409      7.040        354          632          79.7
31 ..........................        3         768,099      0.31       256,033      6.779        355          729          85.8
32 ..........................        3         720,000      0.29       240,000      6.907        356          688          80.0
33 ..........................       21       4,217,111      1.69       200,815      7.126        357          700          77.8
34 ..........................       66      14,993,604      6.00       227,176      7.182        358          704          77.2
35 ..........................       26       5,612,175      2.24       215,853      6.956        359          702          78.0
36 ..........................        1         215,600      0.09       215,600      6.940        360          684          80.0
53 ..........................        5         676,085      0.27       135,217      7.342        353          679          80.3
54 ..........................        4         648,414      0.26       162,103      5.841        354          718          76.1
55 ..........................        3         599,000      0.24       199,667      7.356        355          716          83.0
56 ..........................        2         185,750      0.07        92,875      7.208        356          681          79.3
57 ..........................       14       3,193,805      1.28       228,129      7.274        357          688          78.1
58 ..........................       95      18,976,983      7.59       199,758      7.415        358          682          79.0
59 ..........................       71      12,272,887      4.91       172,858      7.464        359          686          81.8
78 ..........................        1         390,000      0.16       390,000      6.500        354          575          79.9
82 ..........................        2         583,000      0.23       291,500      7.277        358          663          68.2
114 .........................        1         356,000      0.14       356,000      5.750        354          716          80.0
118 .........................        3         432,543      0.17       144,181      8.014        358          695          76.4
119 .........................        1         128,181      0.05       128,181      8.750        359          777          95.0
                                 -----    ------------    ------
   Total ....................    1,211    $250,042,678    100.00%
                                 =====    ============    ======

                                Gross Margins (1)

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
                                Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
 Range of Gross Margins (%)      Loans      Outstanding    Group 1       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
1.001 - 2.000 ...............        5    $  1,661,800      0.66%      332,360      6.356        357          685          79.1
2.001 - 3.000 ...............      272      58,889,950     23.55       216,507      6.971        357          703          77.9
3.001 - 4.000 ...............      146      28,628,521     11.45       196,086      6.630        356          693          78.9
4.001 - 5.000 ...............      313      67,543,824     27.01       215,795      7.170        358          689          77.0
5.001 - 6.000 ...............      246      52,831,855     21.13       214,764      6.633        358          695          78.9
6.001 - 7.000 ...............      181      33,333,442     13.33       184,163      7.388        358          688          78.9
7.001 - 8.000 ...............       43       6,632,847      2.65       154,252      8.178        358          675          78.8
8.001 - 9.000 ...............        5         520,438      0.21       104,088      9.070        358          669          80.0
                                 -----    ------------    ------
   Total ....................    1,211    $250,042,678    100.00%
                                 =====    ============    ======

----------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Loan Group 1 was approximately 4.609%.

                             Maximum Mortgage Rates

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
      Range of Maximum          Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
     Mortgage Rates (%)          Loans      Outstanding    Group 1       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
 9.001 - 10.000 .............        1    $    221,529      0.09%      221,529      4.500        350          739          80.0
10.001 - 11.000 .............       16       4,398,988      1.76       274,937      4.987        355          709          77.4
11.001 - 12.000 .............      192      43,698,546     17.48       227,597      6.377        356          698          77.4
12.001 - 13.000 .............      543     116,087,887     46.43       213,790      6.823        357          695          78.0
13.001 - 14.000 .............      360      68,021,262     27.20       188,948      7.440        358          688          78.7
14.001 - 15.000 .............       82      14,477,257      5.79       176,552      8.392        358          689          78.9
15.001 - 16.000 .............       16       2,997,762      1.20       187,360      9.389        357          686          76.2
16.001 - 17.000 .............        1         139,446      0.06       139,446     10.125        358          658          90.0
                                 -----    ------------    ------
   Total ....................    1,211    $250,042,678    100.00%
                                 =====    ============    ======

----------
(1) As of the cut-off date, the weighted average maximum mortgage rate of the Mortgage Loans in Loan Group 1 was approximately 12.811% per annum.

                           Initial Periodic Rate Caps

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
      Initial Periodic          Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
        Rate Cap (%)             Loans      Outstanding    Group 1       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
None ........................       56    $ 14,192,795      5.68%      253,443      7.108        357          703          78.3
1.000 .......................        9       1,206,994      0.48       134,110      6.547        356          724          77.1
1.500 .......................        1         314,000      0.13       314,000      6.850        358          664          80.0
2.000 .......................      123      27,328,280     10.93       222,181      6.412        356          689          78.6
2.750 .......................        1         190,600      0.08       190,600      8.250        355          764          80.0
3.000 .......................      752     153,303,994     61.31       203,862      7.006        357          694          77.4
5.000 .......................      178      36,093,647     14.43       202,773      7.314        358          691          78.4
5.250 .......................        1         197,897      0.08       197,897      6.750        358          771          80.0
6.000 .......................       90      17,214,470      6.88       191,272      7.189        358          695          82.8
                                 -----    ------------    ------
   Total ....................    1,211    $250,042,678    100.00%
                                 =====    ============    ======

                          Subsequent Periodic Rate Caps

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
         Subsequent             Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
    Periodic Rate Cap (%)        Loans      Outstanding    Group 1       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
None ........................       56    $ 14,192,795      5.68%      253,443      7.108        357          703          78.3
1.000 .......................    1,030     207,753,894     83.09       201,703      7.010        357          694          78.0
1.500 .......................        1         314,000      0.13       314,000      6.850        358          664          80.0
2.000 .......................      124      27,781,989     11.11       224,048      6.894        357          686          79.3
                                 -----    ------------    ------
   Total ....................    1,211    $250,042,678    100.00%
                                 =====    ============    ======

                             Minimum Mortgage Rates

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
      Range of Minimum          Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
     Mortgage Rates (%)          Loans      Outstanding    Group 1       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
 1.001 -  2.000 .............        5    $  1,661,800      0.66%      332,360      6.356        357          685          79.1
 2.001 -  3.000 .............      258      56,373,098     22.55       218,500      6.971        357          703          77.8
 3.001 -  4.000 .............      149      28,958,220     11.58       194,350      6.661        356          692          79.2
 4.001 -  5.000 .............      196      42,510,965     17.00       216,893      7.379        358          689          77.4
 5.001 -  6.000 .............       53      12,140,155      4.86       229,060      5.828        357          697          76.6
 6.001 -  7.000 .............      278      60,884,265     24.35       219,008      6.664        358          697          78.5
 7.001 -  8.000 .............      211      38,092,205     15.23       180,532      7.461        358          682          78.5
 8.001 -  9.000 .............       53       8,283,544      3.31       156,293      8.370        358          688          77.7
 9.001 - 10.000 .............        7         998,980      0.40       142,711      9.315        358          668          76.3
10.001 - 11.000  ............        1         139,446      0.06       139,446     10.125        358          658          90.0
                                 -----    ------------    ------
   Total ....................    1,211    $250,042,678    100.00%
                                 =====    ============    ======

----------
(1) As of the cut-off date, the weighted average minimum mortgage rate of the Mortgage Loans in Loan Group 1 was approximately 5.182% per annum.

                              Next Adjustment Dates

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
                                Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
    Next Adjustment Date         Loans      Outstanding    Group 1       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
April 2006 ..................       22    $  5,387,898      2.15%      244,904      6.911        357          709          78.6
May 2006 ....................        5       1,055,600      0.42       211,120      6.644        356          684          75.3
June 2006 ...................        8       1,803,401      0.72       225,425      6.619        357          700          76.7
July 2006 ...................       20       4,437,370      1.77       221,869      7.547        358          709          79.1
August 2006 .................        7       1,442,296      0.58       206,042      5.913        355          700          76.5
September 2006 ..............        1         373,750      0.15       373,750      4.500        354          701          80.0
October 2006 ................        2         493,650      0.20       246,825      5.992        355          723          80.0
December 2006 ...............       18       5,121,743      2.05       284,541      5.963        356          710          75.9
January 2007 ................       13       3,244,315      1.30       249,563      7.074        358          696          75.7
April 2007 ..................        3         630,526      0.25       210,175      5.859        349          705          78.0
May 2007 ....................        9       2,225,278      0.89       247,253      5.781        350          692          79.1
June 2007 ...................        3         565,829      0.23       188,610      5.269        351          739          80.0
July 2007 ...................        4         412,986      0.17       103,246      6.078        352          694          64.0
August 2007 .................        7       1,734,926      0.69       247,847      5.559        353          680          79.6
September 2007 ..............       27       5,993,185      2.40       221,970      6.184        354          702          79.9
October 2007 ................       19       3,426,805      1.37       180,358      6.530        355          691          79.7
November 2007 ...............       64      12,314,729      4.93       192,418      6.512        356          693          78.8
December 2007 ...............      269      52,943,330     21.17       196,815      6.930        357          696          78.3
January 2008 ................      301      64,888,370     25.95       215,576      7.200        358          690          77.2
February 2008 ...............       80      15,196,457      6.08       189,956      7.099        359          691          77.5
March 2008 ..................        1         130,400      0.05       130,400      6.340        360          688          80.0
July 2008 ...................        2         328,301      0.13       164,150      5.790        352          638          83.1
August 2008 .................        1         195,071      0.08       195,071      7.500        353          671          80.0
September 2008 ..............        3         727,228      0.29       242,409      7.040        354          632          79.7
October 2008 ................        3         768,099      0.31       256,033      6.779        355          729          85.8
November 2008 ...............        4         910,560      0.36       227,640      6.914        356          686          80.0
December 2008 ...............       20       4,026,551      1.61       201,328      7.135        357          701          77.7
January 2009 ................       66      14,993,604      6.00       227,176      7.182        358          704          77.2
February 2009 ...............       26       5,612,175      2.24       215,853      6.956        359          702          78.0
March 2009 ..................        1         215,600      0.09       215,600      6.940        360          684          80.0
August 2010 .................        5         676,085      0.27       135,217      7.342        353          679          80.3
September 2010 ..............        4         648,414      0.26       162,103      5.841        354          718          76.1
October  2010 ...............        3         599,000      0.24       199,667      7.356        355          716          83.0
November 2010 ...............        2         185,750      0.07        92,875      7.208        356          681          79.3
December 2010 ...............       14       3,193,805      1.28       228,129      7.274        357          688          78.1
January 2011 ................       95      18,976,983      7.59       199,758      7.415        358          682          79.0
February 2011 ...............       71      12,272,887      4.91       172,858      7.464        359          686          81.8
September 2012 ..............        1         390,000      0.16       390,000      6.500        354          575          79.9
January 2013 ................        2         583,000      0.23       291,500      7.277        358          663          68.2
September 2015 ..............        1         356,000      0.14       356,000      5.750        354          716          80.0
January 2016 ................        3         432,543      0.17       144,181      8.014        358          695          76.4
February 2016 ...............        1         128,181      0.05       128,181      8.750        359          777          95.0
                                 -----    ------------    ------
   Total ....................    1,211    $250,042,678    100.00%
                                 =====    ============    ======

                      Interest-Only Periods at Origination

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
        Interest Only           Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
       Period (months)           Loans      Outstanding    Group 1       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
None ........................      297    $ 44,876,216     17.95%      151,098      7.198        358          691          79.4
12 ..........................        2         763,591      0.31       381,795      4.628        353          689          74.1
24 ..........................       13       3,170,123      1.27       243,856      6.056        355          688          79.2
36 ..........................       14       3,154,650      1.26       225,332      6.893        359          696          77.4
60 ..........................      386      87,732,716     35.09       227,287      6.876        357          691          78.6
84 ..........................        1         390,000      0.16       390,000      6.500        354          575          79.9
120 .........................      498     109,955,382     43.97       220,794      7.072        357          697          77.2
                                 -----    ------------    ------
   Total ....................    1,211    $250,042,678    100.00%
                                 =====    ============    ======

                    Prepayment Charge Periods at Origination

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
      Prepayment Charge         Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
       Period (months)           Loans      Outstanding    Group 1       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
None ........................      448    $ 90,284,541     36.11%      201,528      6.986        357          697          78.1
6 ...........................        1         225,000      0.09       225,000      6.750        359          679          77.6
12 ..........................       70      13,608,644      5.44       194,409      7.130        357          695          78.6
24 ..........................      523     110,111,156     44.04       210,538      6.972        358          691          77.7
36 ..........................      158      34,364,540     13.74       217,497      7.091        358          693          79.2
60 ..........................       11       1,448,796      0.58       131,709      7.054        357          678          76.2
                                 -----    ------------    ------
   Total ....................    1,211    $250,042,678    100.00%
                                 =====    ============    ======

                                  Loan Group 2

                             Mortgage Loan Programs

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
                                Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
       Type of Program           Loans      Outstanding    Group 2       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
Six-month CD ................        1    $    188,682      0.03%      188,682      3.875        199          681          79.1
One-Year CMT ................        1         244,900      0.04       244,900      4.500        351          790          61.5
One-month LIBOR-IO ..........       49      21,154,946      3.61       431,734      7.093        357          701          75.0
Six-month LIBOR .............        1         330,827      0.06       330,827      8.375        357          641          80.0
Six-month LIBOR-IO ..........       57      21,320,312      3.63       374,041      6.798        357          714          74.7
2/28 Six-month LIBOR ........      463      78,565,882     13.39       169,689      7.239        358          693          78.6
2/28 Six-month LIBOR-IO .....    1,002     262,380,556     44.73       261,857      7.048        358          687          78.2
3/27 Six-month LIBOR ........       31       6,423,179      1.09       207,199      7.405        358          693          80.4
3/27 Six-month LIBOR-IO .....      148      46,438,659      7.92       313,775      7.148        358          701          78.7
5/25 Six-month LIBOR ........       57      12,452,254      2.12       218,461      7.545        358          693          82.6
5/25 Six-month LIBOR-IO .....      222      59,779,654     10.19       269,278      7.388        358          703          77.2
7/23 Six-month LIBOR ........        2         833,713      0.14       416,856      6.593        358          729          80.0
7/23 Six-month LIBOR-IO .....        4       1,247,720      0.21       311,930      7.082        357          734          79.2
10/20 Six-month LIBOR .......        1         513,406      0.09       513,406      6.000        355          686          80.0
10/20 Six-month LIBOR-IO ....        5       1,605,800      0.27       321,160      7.174        356          658          75.3
12-month LIBOR ..............       14       4,127,772      0.70       294,841      6.274        355          733          69.1
12-month LIBOR-IO ...........      140      61,247,031     10.44       437,479      6.130        357          715          71.8
2/1 12-month LIBOR-IO .......        3       1,975,911      0.34       658,637      5.768        354          673          75.0
3/1 12-month LIBOR ..........        2         547,423      0.09       273,711      6.433        336          599          87.5
3/1 12-month LIBOR-IO .......        1         350,095      0.06       350,095      5.250        353          696          54.4
5/1 12-month LIBOR-IO .......       11       4,614,877      0.79       419,534      7.036        357          695          79.8
7/1 12-month LIBOR ..........        1         257,229      0.04       257,229      6.375        357          593          68.1
                                 -----    ------------    ------
   Total ....................    2,216    $586,600,826    100.00%
                                 =====    ============    ======

                                Mortgage Rates(1)

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
                                Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
 Range of Mortgage Rates (%)     Loans      Outstanding    Group 2       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
3.001 - 3.500 ...............        1    $    471,100      0.08%      471,100      3.500        358          681          80.0
3.501 - 4.000 ...............        1         188,682      0.03       188,682      3.875        199          681          79.1
4.001 - 4.500 ...............        3         806,671      0.14       268,890      4.500        354          752          65.2
4.501 - 5.000 ...............       18       9,742,050      1.66       541,225      4.854        356          720          74.0
5.001 - 5.500 ...............       31      13,901,915      2.37       448,449      5.350        355          720          71.7
5.501 - 6.000 ...............       86      35,250,635      6.01       409,891      5.848        356          708          73.2
6.001 - 6.500 ...............      247      70,138,549     11.96       283,962      6.347        357          700          75.7
6.501 - 7.000 ...............      608     165,049,357     28.14       271,463      6.807        358          699          77.4
7.001 - 7.500 ...............      624     160,103,139     27.29       256,576      7.295        358          691          78.2
7.501 - 8.000 ...............      395      89,314,343     15.23       226,112      7.774        358          686          78.8
8.001 - 8.500 ...............      151      31,968,597      5.45       211,713      8.260        358          688          79.2
8.501 - 9.000 ...............       44       8,126,592      1.39       184,695      8.719        358          687          78.7
9.001 - 9.500 ...............        7       1,539,195      0.26       219,885      9.275        358          686          78.9
                                 -----    ------------    ------
   Total ....................    2,216    $586,600,826    100.00%
                                 =====    ============    ======

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table inclusive of the rates of the interest premium charged by the related lenders. As of the cut-off date, the weighted average mortgage rate of the Mortgage Loans in Loan Group 2 (net of such premiums) is expected to be approximately 7.010% per annum. Without the adjustment, the weighted average mortgage rate of the Mortgage Loans in Loan Group 2 is expected to be approximately 7.013% per annum.

                   Current Mortgage Loan Principal Balances(1)

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
  Range of Current Mortgage     Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
 Loan Principal Balances ($)     Loans      Outstanding    Group 2       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
        0.01 -  50,000.00 ....       1    $     40,388      0.01%       40,388      7.125        355          656          90.0
   50,000.01 - 100,000.00 ....     135      11,041,276      1.88        81,787      7.620        358          692          77.9
  100,000.01 - 150,000.00 ....     385      48,537,829      8.27       126,072      7.371        358          691          78.5
  150,000.01 - 200,000.00 ....     439      76,710,615     13.08       174,739      7.168        358          693          78.8
  200,000.01 - 250,000.00 ....     362      81,351,883     13.87       224,729      7.112        358          693          78.0
  250,000.01 - 300,000.00 ....     261      72,059,267     12.28       276,089      7.048        358          694          78.3
  300,000.01 - 350,000.00 ....     152      49,380,372      8.42       324,871      6.991        358          695          78.6
  350,000.01 - 400,000.00 ....     124      46,729,017      7.97       376,847      6.909        358          693          77.2
  400,000.01 - 450,000.00 ....      94      40,273,077      6.87       428,437      7.062        358          698          77.8
  450,000.01 - 500,000.00 ....      79      37,776,227      6.44       478,180      7.044        357          698          76.8
  500,000.01 - 550,000.00 ....      61      32,116,513      5.48       526,500      6.649        357          695          77.0
  550,000.01 - 600,000.00 ....      44      25,064,764      4.27       569,654      6.685        357          705          77.2
  600,000.01 - 650,000.00 ....      26      16,416,961      2.80       631,422      6.749        356          692          75.7
  650,000.01 - 700,000.00 ....       9       6,164,219      1.05       684,913      6.415        356          695          69.7
  700,000.01 - 750,000.00 ....      10       7,305,950      1.25       730,595      6.429        357          706          72.9
  750,000.01 - 1,000,000.00 ..      25      22,485,217      3.83       899,409      6.563        357          717          71.9
1,000,000.01 - 1,500,000.00 ..       7       9,796,250      1.67       1,399,464    6.987        357          713          68.5
1,500,000.01 - 2,000,000.00 ..       2       3,351,000      0.57       1,675,500    6.738        358          699          67.7
                                 -----    ------------    ------
   Total .....................   2,216    $586,600,826    100.00%
                                 =====    ============    ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 2 is approximately $264,712.

                              FICO Credit Scores(1)

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
                                Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
 Range of FICO Credit Scores     Loans      Outstanding    Group 2       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
500 or Less .................        1    $    272,264      0.05%      272,264      7.250        314          485          95.0
541 - 560 ...................        1         463,148      0.08       463,148      7.500        346          542          80.0
561 - 580 ...................        1         288,000      0.05       288,000      5.875        354          572          80.0
581 - 600 ...................        3       1,161,514      0.20       387,171      6.601        354          591          73.8
601 - 620 ...................        6       1,353,023      0.23       225,504      6.844        355          611          71.9
621 - 640 ...................       49      15,352,911      2.62       313,325      7.351        357          636          75.7
641 - 660 ...................      282      70,864,189     12.08       251,291      7.219        358          651          78.0
661 - 680 ...................      645     159,898,890     27.26       247,905      7.131        358          670          78.0
681 - 700 ...................      466     117,614,295     20.05       252,391      7.044        357          689          77.9
701 - 720 ...................      251      66,516,174     11.34       265,005      6.870        358          711          77.4
721 - 740 ...................      199      61,276,473     10.45       307,922      6.830        358          731          76.5
741 - 760 ...................      137      42,213,509      7.20       308,128      6.798        358          750          76.2
761 - 780 ...................       99      28,970,148      4.94       292,628      6.717        357          768          74.6
781 - 800 ...................       52      15,496,794      2.64       298,015      6.743        357          790          76.4
801 - 820 ...................       18       3,629,385      0.62       201,632      7.158        358          805          74.6
Unknown .....................        6       1,230,109      0.21       205,018      7.403        358          N/A          80.0
                                 -----    ------------    ------
   Total ....................    2,216    $586,600,826    100.00%
                                 =====    ============    ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group 2 is approximately 696.

                             Documentation Programs

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
                                Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
        Type of Program          Loans      Outstanding    Group 2       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
Reduced .....................    1,362    $373,064,777     63.60%      273,910      7.141        358          694          77.7
Full/Alternative ............      525     115,359,507     19.67       219,732      6.528        357          691          77.8
No Ratio ....................      199      63,707,217     10.86       320,137      7.136        358          707          75.7
No Income/No Asset ..........       67      18,201,760      3.10       271,668      7.186        357          711          71.5
Stated Income/Stated Asset ..       30       8,542,975      1.46       284,766      7.256        357          692          79.8
Full DU (1) .................       31       6,653,795      1.13       214,639      6.571        358          704          77.6
Preferred ...................        2       1,070,795      0.18       535,397      5.418        354          718          71.6
                                 -----    ------------    ------
   Total ....................    2,216    $586,600,826    100.00%
                                 =====    ============    ======

----------
(1) A hybrid of the Full Documentation Program and Fannie Mae Desktop Underwriter, an automated underwriting system (AUS).

                       Original Loan-to-Value Ratios(1)(2)

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
      Range of Original         Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
  Loan-to-Value Ratios (%)       Loans      Outstanding    Group 2       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
50.00 and Below .............       14    $  2,953,564      0.50%      210,969      6.224        357          724          41.6
50.01 -  55.00 ..............       13       5,598,929      0.95       430,687      6.262        357          696          53.0
55.01 -  60.00 ..............       21       5,327,974      0.91       253,713      6.297        357          712          57.9
60.01 -  65.00 ..............       43      16,261,401      2.77       378,172      6.755        357          686          63.7
65.01 -  70.00 ..............      212      76,044,933     12.96       358,703      6.759        357          713          69.6
70.01 -  75.00 ..............      122      42,997,661      7.33       352,440      6.911        357          689          74.5
75.01 -  80.00 ..............    1,731     421,203,342     71.80       243,329      7.086        358          694          79.8
80.01 -  85.00 ..............       13       4,774,211      0.81       367,247      7.369        357          697          83.7
85.01 -  90.00 ..............       20       5,352,214      0.91       267,611      7.400        357          671          89.9
90.01 -  95.00 ..............       18       4,299,488      0.73       238,860      7.642        355          690          95.0
95.01 - 100.00 ..............        9       1,787,108      0.30       198,568      7.635        358          703         100.0
                                 -----    ------------    ------
   Total ....................    2,216    $586,600,826    100.00%
                                 =====    ============    ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 2 is approximately 77.32%.
(2) Does not take into account any secondary financing on the Mortgage Loans in Loan Group 2 that may exist at the time of origination.

                  State Distribution of Mortgaged Properties(1)

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
                                Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
            State                Loans      Outstanding    Group 2       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
Alaska ......................        1    $    136,000      0.02%      136,000      7.125        356          644          80.0
Alabama .....................        3         386,182      0.07       128,727      7.871        359          665          80.0
Arizona .....................      114      31,659,263      5.40       277,713      6.925        358          686          75.6
California ..................      551     205,380,275     35.01       372,741      6.829        357          696          76.7
Colorado ....................       51      10,177,948      1.74       199,568      6.792        357          698          79.2
Connecticut .................       19       4,344,072      0.74       228,635      7.001        358          694          75.1
District of Columbia ........       11       3,958,003      0.67       359,818      7.032        356          682          73.6
Delaware ....................        7       1,241,919      0.21       177,417      7.373        358          717          76.2
Florida .....................      267      54,113,747      9.22       202,673      7.318        358          701          79.7
Georgia .....................       49       7,750,095      1.32       158,165      7.175        358          692          79.6
Hawaii ......................        2         849,000      0.14       424,500      6.372        354          694          74.5
Iowa ........................        8         771,147      0.13        96,393      7.564        358          690          77.2
Idaho .......................        5         727,656      0.12       145,531      6.968        357          699          76.9
Illinois ....................      113      25,529,086      4.35       225,921      7.170        358          698          76.6
Indiana .....................       11       1,912,888      0.33       173,899      7.145        358          696          78.3
Kansas ......................        4         464,124      0.08       116,031      7.871        358          686          80.0
Kentucky ....................        8       1,102,521      0.19       137,815      7.373        358          671          81.5
Louisiana ...................        8       1,142,921      0.19       142,865      7.230        358          713          80.0
Massachusetts ...............       39      10,537,578      1.80       270,194      7.084        358          684          76.7
Maryland ....................      102      31,836,167      5.43       312,119      7.050        357          696          76.7
Maine .......................        5         639,780      0.11       127,956      6.696        358          720          74.4
Michigan ....................       43      10,009,296      1.71       232,774      6.792        357          699          70.1
Minnesota ...................       82      16,413,749      2.80       200,168      7.168        358          693          79.2
Missouri ....................       32       4,805,430      0.82       150,170      7.488        358          687          79.4
Mississippi .................        9       1,402,135      0.24       155,793      7.057        358          672          78.9
Montana .....................        5         651,282      0.11       130,256      7.012        358          687          77.9
North Carolina ..............       39       8,977,884      1.53       230,202      7.343        358          696          76.5
North Dakota ................        1         299,788      0.05       299,788      7.740        359          676          80.0
Nebraska ....................        5         565,676      0.10       113,135      8.085        358          690          80.0
New Hampshire ...............        4         760,057      0.13       190,014      7.334        358          657          75.2
New Jersey ..................       59      15,953,866      2.72       270,405      7.336        358          691          78.8
New Mexico ..................        3         572,849      0.10       190,950      7.541        358          756          76.6
Nevada ......................       61      18,342,670      3.13       300,700      7.044        358          702          78.4
New York ....................       34      12,138,461      2.07       357,014      7.261        358          702          76.2
Ohio ........................       36       4,590,910      0.78       127,525      6.999        358          678          80.0
Oklahoma ....................        7       1,361,625      0.23       194,518      7.396        358          700          78.1
Oregon ......................       57      11,438,064      1.95       200,668      7.021        358          696          78.6
Pennsylvania ................       30       4,892,726      0.83       163,091      7.260        359          690          79.5
Rhode Island ................        9       2,174,208      0.37       241,579      6.781        358          711          72.9
South Carolina ..............       21       4,522,861      0.77       215,374      7.336        358          712          78.7
South Dakota ................        1         105,600      0.02       105,600      7.740        358          643          80.0
Tennessee ...................       18       2,372,123      0.40       131,785      7.735        358          699          80.0
Texas .......................       44       7,863,533      1.34       178,717      7.301        358          693          78.9
Utah ........................       10       3,083,510      0.53       308,351      6.663        357          723          71.5
Virginia ....................       78      27,436,153      4.68       351,746      6.956        357          698          77.0
Washington ..................      116      26,155,375      4.46       225,477      6.854        358          694          79.2
Wisconsin ...................       31       4,582,527      0.78       147,823      7.371        358          691          79.9
West Virginia ...............        2         318,016      0.05       159,008      7.359        358          708          80.0
Wyoming .....................        1         150,076      0.03       150,076      7.700        357          753          80.0
                                 -----    ------------    ------
   Total ....................    2,216    $586,600,826    100.00%
                                 =====    ============    ======

----------
(1) As of the cut-off date, no more than approximately 0.442% of the Mortgage Loans in Loan Group 2 will be secured by mortgaged properties located in any one postal zip code area.

                            Purpose of Mortgage Loans

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
                                Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
        Loan Purpose             Loans      Outstanding    Group 2       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
Purchase ....................    1,590    $410,312,733     69.95%      258,058      7.070        358          699          78.7
Refinance (cash-out) ........      399     117,994,421     20.11       295,725      6.970        358          688          73.6
Refinance (rate/term)  ......      227      58,293,672      9.94       256,800      6.704        357          692          75.4
                                 -----    ------------    ------
   Total ....................    2,216    $586,600,826    100.00%
                                 =====    ============    ======

                          Type of Mortgaged Properties

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
                                Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
        Property Type            Loans      Outstanding    Group 2       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
Single Family Residence .....    1,521    $390,400,890     66.55%      256,674      6.992        358          693          77.5
Planned Unit Development ....      247      82,228,180     14.02       332,908      6.937        357          703          76.8
Low-Rise Condominium ........      263      57,368,722      9.78       218,132      7.125        358          696          78.7
2-4 Family Residence ........      167      53,274,153      9.08       319,007      7.152        358          702          75.6
High-Rise Condominium .......       16       3,054,425      0.52       190,902      7.262        358          705          77.6
Manufactured ................        2         274,456      0.05       137,228      6.867        359          659          80.0
                                 -----    ------------    ------
   Total ....................    2,216    $586,600,826    100.00%
                                 =====    ============    ======

                               Occupancy Types(1)

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
                                Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
       Occupancy Type            Loans      Outstanding    Group 2       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
Primary Residence ...........    1,850    $489,091,047     83.38%      264,374      6.972        358          692          77.8
Investment Property .........      333      88,002,531     15.00       264,272      7.219        357          713          74.7
Secondary Residence .........       33       9,507,248      1.62       288,098      7.227        358          716          75.5
                                 -----    ------------    ------
   Total ....................    2,216    $586,600,826    100.00%
                                 =====    ============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         Remaining Terms to Maturity(1)

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
       Remaining Term           Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
    to Maturity (Months)         Loans      Outstanding    Group 2       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
360 .........................        3    $    594,185      0.10%      198,062      6.615        360          668          80.0
359 .........................      599     131,791,457     22.47       220,019      7.324        359          692          78.7
358 .........................    1,105     285,190,581     48.62       258,091      7.101        358          692          77.6
357 .........................      358     111,611,333     19.03       311,764      6.826        357          709          75.9
356 .........................       61      16,520,534      2.82       270,828      6.812        356          699          78.3
355 .........................       30      14,208,713      2.42       473,624      6.362        355          714          74.4
354 .........................       17       8,177,015      1.39       481,001      5.906        354          704          71.1
353 .........................       12       4,357,883      0.74       363,157      5.613        353          697          74.6
352 .........................       12       5,391,824      0.92       449,319      5.610        352          694          76.1
351 .........................       10       4,765,187      0.81       476,519      5.736        351          664          74.7
350 .........................        3       1,469,000      0.25       489,667      5.741        350          732          78.5
349 .........................        1         476,000      0.08       476,000      5.875        349          680          80.0
348 .........................        1         583,989      0.10       583,989      7.070        348          705          80.2
347 .........................        1         539,031      0.09       539,031      5.625        347          762          71.5
346 .........................        1         463,148      0.08       463,148      7.500        346          542          80.0
314 .........................        1         272,264      0.05       272,264      7.250        314          485          95.0
199 .........................        1         188,682      0.03       188,682      3.875        199          681          79.1
                                 -----    ------------    ------
   Total ....................    2,216    $586,600,826    100.00%
                                 =====    ============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 2 is approximately 358 months.

                         Months to Next Adjustment Date

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
       Months to Next           Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
       Adjustment Date           Loans      Outstanding    Group 2       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
1 ...........................       51    $ 21,552,978      3.67%      422,607      7.056        356          701          75.1
2 ...........................        8       2,624,914      0.45       328,114      6.592        352          680          80.7
3 ...........................       34       9,643,389      1.64       283,629      6.805        357          724          76.4
4 ...........................       13       7,671,950      1.31       590,150      6.873        358          696          72.9
5 ...........................        5       2,277,471      0.39       455,494      6.573        358          742          67.6
6 ...........................        7       3,629,539      0.62       518,506      5.072        354          734          62.6
7 ...........................        6       2,906,374      0.50       484,396      5.731        355          717          75.4
8 ...........................        3         512,195      0.09       170,732      7.114        356          684          78.9
9 ...........................       73      31,038,301      5.29       425,182      6.289        357          720          71.7
10 ..........................       63      26,369,750      4.50       418,567      6.165        358          707          72.2
11 ..........................        1         539,031      0.09       539,031      5.625        347          762          71.5
12 ..........................        1         583,989      0.10       583,989      7.070        348          705          80.2
13 ..........................        1         476,000      0.08       476,000      5.875        349          680          80.0
14 ..........................        3       1,469,000      0.25       489,667      5.741        350          732          78.5
15 ..........................        8       4,055,287      0.69       506,911      5.809        351          661          76.0
16 ..........................       12       5,391,824      0.92       449,319      5.610        352          694          76.1
17 ..........................       10       3,749,017      0.64       374,902      5.723        353          695          76.8
18 ..........................        8       3,061,423      0.52       382,678      6.280        354          690          79.9
19 ..........................       16       6,648,495      1.13       415,531      6.534        355          714          75.0
20 ..........................       30       7,991,299      1.36       266,377      6.536        356          695          78.0
21 ..........................      145      42,076,925      7.17       290,186      6.950        357          699          76.7
22 ..........................      789     176,194,077     30.04       223,313      7.180        358          685          78.6
23 ..........................      442      90,751,668     15.47       205,321      7.307        359          689          78.9
24 ..........................        3         594,185      0.10       198,062      6.615        360          668          80.0
29 ..........................        1         350,095      0.06       350,095      5.250        353          696          54.4
31 ..........................        2       1,175,200      0.20       587,600      6.705        355          714          79.6
32 ..........................        3         763,322      0.13       254,441      8.005        356          705          80.0
33 ..........................       49      12,389,655      2.11       252,850      7.113        357          704          79.2
34 ..........................       87      28,802,256      4.91       331,060      7.180        358          698          79.0
35 ..........................       39      10,006,563      1.71       256,579      7.210        359          700          78.2
54 ..........................        1         551,729      0.09       551,729      7.250        354          594          75.0
55 ..........................        4       2,755,888      0.47       688,972      6.543        355          716          68.1
56 ..........................       13       2,545,585      0.43       195,814      7.532        356          691          77.8
57 ..........................       34       8,961,327      1.53       263,568      7.534        357          717          81.1
58 ..........................      125      33,324,730      5.68       266,598      7.352        358          703          77.8
59 ..........................      113      28,707,526      4.89       254,049      7.467        359          696          78.8
81 ..........................        4       1,197,949      0.20       299,487      7.240        357          706          77.4
82 ..........................        2         833,713      0.14       416,856      6.593        358          729          80.0
83 ..........................        1         307,000      0.05       307,000      5.875        359          726          76.8
111 .........................        1         465,000      0.08       465,000      5.750        351          628          69.9
115 .........................        1         513,406      0.09       513,406      6.000        355          686          80.0
118 .........................        4       1,140,800      0.19       285,200      7.754        358          671          77.5
                                 -----    ------------    ------
   Total ....................    2,216    $586,600,826    100.00%
                                 =====    ============    ======

                                Gross Margins(1)

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
                                Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
 Range of Gross Margins (%)      Loans      Outstanding    Group 2       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
None ........................        1    $    188,682      0.03%      188,682      3.875        199          681          79.1
1.001 - 2.000 ...............       14       4,822,448      0.82       344,461      6.149        358          724          73.0
2.001 - 3.000 ...............      644     217,143,082     37.02       337,179      6.779        357          708          75.5
3.001 - 4.000 ...............      136      46,954,952      8.00       345,257      6.900        356          698          76.1
4.001 - 5.000 ...............       99      33,001,719      5.63       333,351      7.252        358          688          74.7
5.001 - 6.000 ...............      542     123,611,537     21.07       228,066      6.682        358          689          78.8
6.001 - 7.000 ...............      641     134,940,023     23.00       210,515      7.472        358          684          79.6
7.001 - 8.000 ...............      138      25,886,702      4.41       187,585      8.248        358          685          79.7
8.001 - 9.000 ...............        1          51,680      0.01        51,680      9.290        358          671          80.0
                                 -----    ------------    ------
   Total ....................    2,216    $586,600,826    100.00%
                                 =====    ============    ======

----------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Loan Group 2 was approximately 4.498%.

                             Maximum Mortgage Rates

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
      Range of Maximum          Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
     Mortgage Rates (%)          Loans      Outstanding    Group 2       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
 9.001 - 10.000 .............        4    $  2,017,915      0.34%      504,479      5.705        349          730          75.2
10.001 - 11.000 .............       44      21,366,480      3.64       485,602      5.140        354          714          73.6
11.001 - 12.000 .............      237      86,375,712     14.72       364,454      6.464        357          708          74.1
12.001 - 13.000 .............      914     249,571,862     42.55       273,055      6.799        358          698          76.7
13.001 - 14.000 .............      824     188,401,549     32.12       228,643      7.494        358          687          79.6
14.001 - 15.000 .............      186      37,328,113      6.36       200,689      8.338        358          686          79.4
15.001 - 16.000 .............        7       1,539,195      0.26       219,885      9.275        358          686          78.9
                                 -----    ------------    ------
   Total ....................    2,216    $586,600,826    100.00%
                                 =====    ============    ======

----------
(1) As of the cut-off date, the weighted average maximum mortgage rate of the Mortgage Loans in Loan Group 2 was approximately 12.826% per annum.

                           Initial Periodic Rate Caps

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
      Initial Periodic          Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
        Rate Cap (%)             Loans      Outstanding    Group 2       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
None ........................       94    $ 34,319,127      5.85%      365,097      7.083        357          702          76.3
1.000 .......................       10       4,314,223      0.74       431,422      6.500        351          733          71.1
1.500 .......................        4       1,250,319      0.21       312,580      7.194        358          665          80.0
2.000 .......................      207      83,498,272     14.23       403,373      6.220        357          711          73.0
3.000 .......................    1,484     337,191,049     57.48       227,218      7.165        358          688          78.4
5.000 .......................      271      84,031,712     14.33       310,080      7.142        357          703          76.4
6.000 .......................      146      41,996,124      7.16       287,645      7.108        358          703          80.8
                                 -----    ------------    ------
   Total ....................    2,216    $586,600,826    100.00%
                                 =====    ============    ======

                          Subsequent Periodic Rate Caps

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
     Subsequent Periodic        Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
        Rate Cap (%)             Loans      Outstanding    Group 2       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
None ........................       94    $ 34,319,127      5.85%      365,097      7.083        357          702          76.3
1.000 .......................    1,841     448,338,398     76.43       243,530      7.119        358          692          77.9
1.500 .......................        5       1,889,319      0.32       377,864      7.128        357          658          83.4
2.000 .......................      274     100,931,882     17.21       368,365      6.536        357          711          74.8
6.000 .......................        2       1,122,100      0.19       561,050      5.312        357          758          76.6
                                 -----    ------------    ------
   Total ....................    2,216    $586,600,826    100.00%
                                 =====    ============    ======

                             Minimum Mortgage Rates

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
      Range of Minimum          Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
     Mortgage Rates (%)          Loans      Outstanding    Group 2       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
None ........................        1    $    188,682      0.03%      188,682      3.875        199          681          79.1
1.001 -  2.000 ..............       14       4,822,448      0.82       344,461      6.149        358          724          73.0
2.001 -  3.000 ..............      613     205,898,290     35.10       335,886      6.789        357          708          75.9
3.001 -  4.000 ..............      150      52,579,082      8.96       350,527      6.845        356          703          75.1
4.001 -  5.000 ..............       58      21,038,812      3.59       362,738      7.643        358          676          75.4
5.001 -  6.000 ..............       42      12,493,876      2.13       297,473      5.968        356          689          75.1
6.001 -  7.000 ..............      553     128,426,418     21.89       232,236      6.693        358          690          78.7
7.001 -  8.000 ..............      636     133,299,023     22.72       209,590      7.495        358          684          79.3
8.001 -  9.000 ..............      147      27,675,314      4.72       188,267      8.317        358          687          79.0
9.001 - 10.000 ..............        2         178,880      0.03        89,440      9.350        357          702          80.0
                                 -----    ------------    ------
   Total ....................    2,216    $586,600,826    100.00%
                                 =====    ============    ======

----------
(1) As of the cut-off date, the weighted average minimum mortgage rate of the Mortgage Loans in Loan Group 2 was approximately 5.054% per annum.

                              Next Adjustment Dates

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
                                Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
    Next Adjustment Date         Loans      Outstanding    Group 2       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
April 2006 ..................       51    $ 21,552,978      3.67%      422,607      7.056        356          701          75.1
May 2006 ....................        8       2,624,914      0.45       328,114      6.592        352          680          80.7
June 2006 ...................       34       9,643,389      1.64       283,629      6.805        357          724          76.4
July 2006 ...................       13       7,671,950      1.31       590,150      6.873        358          696          72.9
August 2006 .................        5       2,277,471      0.39       455,494      6.573        358          742          67.6
September 2006 ..............        7       3,629,539      0.62       518,506      5.072        354          734          62.6
October 2006 ................        6       2,906,374      0.50       484,396      5.731        355          717          75.4
November 2006 ...............        3         512,195      0.09       170,732      7.114        356          684          78.9
December 2006 ...............       73      31,038,301      5.29       425,182      6.289        357          720          71.7
January 2007 ................       63      26,369,750      4.50       418,567      6.165        358          707          72.2
February 2007 ...............        1         539,031      0.09       539,031      5.625        347          762          71.5
March 2007 ..................        1         583,989      0.10       583,989      7.070        348          705          80.2
April 2007 ..................        1         476,000      0.08       476,000      5.875        349          680          80.0
May 2007 ....................        3       1,469,000      0.25       489,667      5.741        350          732          78.5
June 2007 ...................        8       4,055,287      0.69       506,911      5.809        351          661          76.0
July 2007 ...................       12       5,391,824      0.92       449,319      5.610        352          694          76.1
August 2007 .................       10       3,749,017      0.64       374,902      5.723        353          695          76.8
September 2007 ..............        9       3,558,823      0.61       395,425      6.351        354          695          79.3
October 2007 ................       16       6,278,603      1.07       392,413      6.531        355          713          75.0
November 2007 ...............       33       8,614,231      1.47       261,037      6.562        356          695          77.9
December 2007 ...............      204      52,050,764      8.87       255,151      7.030        357          697          77.3
January 2008 ................      815     178,550,634     30.44       219,081      7.191        358          685          78.6
February 2008 ...............      354      77,802,832     13.26       219,782      7.282        359          688          78.9
March 2008 ..................        2         462,185      0.08       231,093      6.508        360          667          80.0
August 2008 .................        1         350,095      0.06       350,095      5.250        353          696          54.4
October 2008 ................        2       1,175,200      0.20       587,600      6.705        355          714          79.6
November 2008 ...............        3         763,322      0.13       254,441      8.005        356          705          80.0
December 2008 ...............       49      12,389,655      2.11       252,850      7.113        357          704          79.2
January 2009 ................       96      30,762,280      5.24       320,440      7.164        358          697          79.0
February 2009 ...............       30       8,046,539      1.37       268,218      7.279        359          703          77.9
September 2010 ..............        1         551,729      0.09       551,729      7.250        354          594          75.0
October 2010 ................        4       2,755,888      0.47       688,972      6.543        355          716          68.1
November 2010 ...............       13       2,545,585      0.43       195,814      7.532        356          691          77.8
December 2010 ...............       34       8,961,327      1.53       263,568      7.534        357          717          81.1
January 2011 ................      125      33,324,730      5.68       266,598      7.352        358          703          77.8
February 2011 ...............      113      28,707,526      4.89       254,049      7.467        359          696          78.8
December 2012 ...............        4       1,197,949      0.20       299,487      7.240        357          706          77.4
January 2013 ................        2         833,713      0.14       416,856      6.593        358          729          80.0
February 2013 ...............        1         307,000      0.05       307,000      5.875        359          726          76.8
June 2015 ...................        1         465,000      0.08       465,000      5.750        351          628          69.9
October 2015 ................        1         513,406      0.09       513,406      6.000        355          686          80.0
January 2016 ................        4       1,140,800      0.19       285,200      7.754        358          671          77.5
                                 -----    ------------    ------
   Total ....................    2,216    $586,600,826    100.00%
                                 =====    ============    ======

                      Interest-Only Periods at Origination

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
        Interest Only           Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
       Period (months)           Loans      Outstanding    Group 2       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
None ........................      574    $104,485,265     17.81%      182,030      7.221        358          694          78.8
12 ..........................       11       5,500,650      0.94       500,059      5.336        354          721          68.8
24 ..........................       16       5,553,301      0.95       347,081      6.360        355          681          75.8
36 ..........................       10       3,144,966      0.54       314,497      7.166        357          696          75.9
60 ..........................      927     227,511,910     38.78       245,428      7.152        358          685          79.0
120 .........................      678     240,404,733     40.98       354,579      6.843        357          707          75.4
                                 -----    ------------    ------
   Total ....................    2,216    $586,600,826    100.00%
                                 =====    ============    ======

                    Prepayment Charge Periods at Origination

                                                                                              Weighted
                                                         Percent of    Average                 Average                   Weighted
                                 Number      Aggregate    Mortgage    Principal    Weighted   Remaining    Weighted       Average
                                   of        Principal    Loans in     Balance      Average    Term to      Average      Original
      Prepayment Charge         Mortgage      Balance       Loan     Outstanding   Mortgage   Maturity    FICO Credit  Loan-to-Value
       Period (months)           Loans      Outstanding    Group 2       ($)       Rate (%)    (Months)      Score       Ratio (%)
-----------------------------   --------   ------------  ----------  -----------   --------   ---------   -----------  -------------
None ........................      823    $253,347,672     43.19%      307,834      6.868        357          705          75.4
6 ...........................        3         402,168      0.07       134,056      7.883        358          670          80.0
12 ..........................      143      36,595,821      6.24       255,915      7.240        357          699          78.4
24 ..........................    1,033     236,049,932     40.24       228,509      7.088        358          685          78.7
36 ..........................      198      56,517,315      9.63       285,441      7.207        358          696          79.2
42 ..........................        8       1,300,485      0.22       162,561      6.792        358          735          79.4
60 ..........................        8       2,387,434      0.41       298,429      6.979        358          676          75.5
                                 -----    ------------    ------
   Total ....................    2,216    $586,600,826    100.00%
                                 =====    ============    ======

                         Description of the Certificates

General

      The certificates will be issued pursuant to the Pooling and Servicing Agreement and will represent undivided beneficial ownership interests in the issuing entity created pursuant to the Pooling and Servicing Agreement. We summarize below the material terms pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the certificates.

      The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

      The Mortgage Pass-Through Certificates, Series 2006-OC2 consist of the Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class P and Class C Certificates. Only the classes of certificates listed on the cover page hereof are offered by this free writing prospectus.

      When describing the certificates in this free writing prospectus, we use the following terms:

         Designation                        Classes of Certificates
---------------------------     ------------------------------------------------

    Senior Certificates         Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3
                                          and Class A-R Certificates

Subordinated Certificates          Class M-1, Class M-2, Class M-3, Class M-4,
                                 Class M-5, Class M-6, Class M-7, Class M-8 and
                                            Class M-9 Certificates

 Senior LIBOR Certificates           Class 1-A, Class 2-A-1, Class 2-A-2 and
                                           Class 2-A-3 Certificates

    LIBOR Certificates                Senior LIBOR Certificates and the
                                          Subordinated Certificates

Group 2 Senior Certificates             Class 2-A-1, Class 2-A-2 and
                                          Class 2-A-3 Certificates

   Private Certificates                Class P and Class C Certificates

The certificates are generally referred to as the following types:

          Class                                            Type
--------------------------               ---------------------------------------
Senior LIBOR Certificates:                 Senior/ Floating Pass-Through Rate

Class A-R Certificates:                           Senior/REMIC Residual

Subordinated Certificates:               Subordinate/ Floating Pass Through Rate

Class P Certificates:                              Prepayment Charges

Class C Certificates:                                   Residual

The Class C and Class P Certificates are not offered by this free writing prospectus and are sometimes referred to in this free writing prospectus as the "private certificates." The Class A-R, Class C and Class P Certificates will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the offered certificates and the other private certificates. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the offered certificates. The initial Class Certificate Balances are set forth in the "Summary--Description of the Certificates" in this free writing prospectus.

Calculation of Class Certificate Balance

      The "Class Certificate Balance" of any class of offered certificates as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

      o all amounts previously distributed to holders of certificates of the class as scheduled and unscheduled payments of principal; and

      o     the Applied Realized Loss Amounts allocated to the class;

and,

      o to the extent Applied Realized Loss Amounts have been allocated to the Class Certificate Balance of any class of LIBOR Certificates, increased:

            on each Distribution Date, sequentially by class in the order of distribution priority (and pro rata among the group 2 senior certificates) by the amount of Subsequent Recoveries (if any) on the Mortgage Loans in the related loan group or loan groups collected during the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the Due Date in the month in which such Distribution Date occurs (but not by more than the amount of the Unpaid Realized Loss Amount for that class). After such allocation, a corresponding decrease will be made on such Distribution Date to the Unpaid Realized Loss Amount for any class that had its Class Certificate Balance increased by such allocation of Subsequent Recoveries.

      Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of LIBOR Certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount and will be distributed in the priority set forth below under "Distributions--Distributions of Principal," and therefore such Subsequent Recoveries may not to be used to make any principal payments on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of such certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any accrual period preceding the Distribution Date on which such increase occurs.

      If the Overcollateralized Amount is zero and there is a Realized Loss on a Mortgage Loan, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of the offered certificates, following all distributions on any Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month of the Distribution Date (after giving effect to unscheduled receipts of principal in the Prepayment Period related to that Due Date). Additionally, if the aggregate Class Certificate Balance of the subordinated certificates is reduced to zero as a result of the allocation of Realized Losses, any additional Realized Losses on the Mortgage Loans in a loan group will then be allocated pro rata to the senior certificates related to that loan group.

Book-Entry Certificates; Denominations

      The LIBOR Certificates will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") may elect to hold their Book-Entry Certificates through the Depository Trust Company ("DTC") in the United States, or

Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("Euroclear"), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the applicable Class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream, Luxembourg and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original principal amount of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a beneficial ownership in a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such person's beneficial ownership interest in such Book-Entry Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

      The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

      Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

      Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

      Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the Offered Certificates, see "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the prospectus.

      Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

      Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

      Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

      On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United

States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

      Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

      Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Offered Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and "Miscellaneous Tax Aspects -- Backup

Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the issuing entity provided by the Master Servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

      DTC has advised the Depositor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the Pooling and Servicing Agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

      Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the beneficial owners having not less than 51% of the voting rights (as defined in the Pooling and Servicing Agreement) of a class at their sole option and expense, elect to remove their Book-Entry Certificates from DTC or (c) after the occurrence of an event of default (as defined in the Pooling and Servicing Agreement), beneficial owners having not less than 51% of the voting rights evidenced by the Offered Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the Pooling and Servicing Agreement.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See "Description of the Certificates - Book-Entry Certificates" in the prospectus.

Payments on Mortgage Loans; Accounts

      Certificate Account. On or before the closing date, the Master Servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Master Servicer will deposit or cause to be deposited in the Certificate Account within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the Pooling and Servicing Agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date) and the following amounts required to be deposited under the Pooling and Servicing
Agreement:

      o all payments on account of principal on the Mortgage Loans, including principal prepayments;

      o all payments on account of interest on the Mortgage Loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

      o     all payments on account of prepayment charges on the Mortgage Loans;

      o all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures;

      o any amount required to be deposited by the Master Servicer pursuant to the Pooling and Servicing Agreement in connection with any losses on permitted investments for which it is responsible;

      o any amounts received by the Master Servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

      o     all substitution adjustment amounts; and

      o     all Advances made by the Master Servicer.

      Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

      The Master Servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

      o to pay to the Master Servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the Master Servicer);

      o to reimburse each of the Master Servicer and the Trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

      o to reimburse each of the Master Servicer and the Trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance);

      o to reimburse the Master Servicer for insured expenses from the related insurance proceeds;

      o to reimburse the Master Servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Master Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property,
            (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

      o to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the Pooling and Servicing Agreement, all amounts received on such Mortgage Loan after the date of such purchase;

      o to reimburse the sellers and the Master Servicer for expenses incurred by any of them and reimbursable pursuant to the Pooling and Servicing Agreement;

      o to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

      o to withdraw an amount equal to the sum of (a) the related Interest Funds, (b) the related Principal Remittance Amount, (c) any Prepayment Charges received and (d) the Trustee Fee for such Distribution Date and remit such amount to the Trustee for deposit in the Distribution Account; and

      o to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

      The Master Servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

      Distribution Account. On or before the business day immediately preceding each Distribution Date, the Master Servicer will withdraw from the Certificate Account the amount of related Interest Funds, the related Principal Remittance Amount, any Prepayment Charges received and the Trustee Fee and will deposit those amounts in an account established and maintained with the Trustee on behalf of the certificateholders (the "Distribution Account"). The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

      o     the aggregate amount remitted by the Master Servicer to the Trustee;
            and

      o any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account.

      The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

      o     to pay the Trustee Fee to the Trustee;

      o to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

      o to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error); and

      o to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

      There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

Investments of Amounts Held in Accounts

      The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction and for the benefit and risk of the Master Servicer. All income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein.

      The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer's own funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the Pooling and Servicing Agreement.

      Carryover Reserve Fund. Funds in the Carryover Reserve Fund may be invested in permitted investments at the direction of the holders of the Class C Certificates. If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund in respect of amounts received under the Corridor Contract in The Bank of New York cash reserves. Any net investment earnings will be retained in the Carryover Reserve Fund until withdrawn upon the earlier of the reduction of the aggregate Class Certificate Balance of the LIBOR Certificates to zero and the termination of the Pooling and Servicing Agreement. Any losses incurred in the Carryover Reserve Fund in respect of the investment will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund and made in accordance with the Pooling and Servicing Agreement.

Fees and Expenses

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

    Type / Recipient (1)                       Amount             General Purpose                  Source (2)            Frequency
    --------------------                       ------             ---------------                  ----------            ---------

Fees

Master Servicing Fee /       One-twelfth of the Stated Principal  Compensation       Amounts on deposit in the            Monthly
Master Servicer              Balance of each Mortgage Loan                           Certificate Account representing
                             multiplied by the Master Servicing                      payments of interest and
                             Fee Rate (3)                                            application of liquidation
                                                                                     proceeds with respect to that
                                                                                     mortgage loan

                             o All late payment fees,             Compensation       Payments made by obligors with     Time to time
                               assumption fees and other similar                     respect to the Mortgage Loans
                               charges (excluding prepayment
                               charges)

                             o All investment income earned on    Compensation       Investment income related to the     Monthly
                               amounts on deposit in the                             Certificate Account and the
                               Certificate Account and                               Distribution Account
                               Distribution Account

                             o Excess Proceeds (4)                Compensation       Liquidation proceeds and           Time to time
                                                                                     Subsequent Recoveries

Trustee Fee (the "Trustee    One-twelfth of the Trustee Fee Rate  Compensation       Amounts on deposit in the            Monthly
Fee") / Trustee              multiplied by the aggregate Stated                      Certificate Account or the
                             Principal Balance of the                                Distribution Account
                             outstanding Mortgage Loans (5)

Expenses

Insured expenses / Master    Expenses incurred by the Master      Reimbursement      To the extent the expenses are     Time to time
Servicer                     Servicer                             of Expenses        covered by an insurance policy
                                                                                     with respect to the Mortgage Loan

Servicing Advances / Master  To the extent of funds available,    Reimbursement      With respect to each Mortgage      Time to time
Servicer                     the amount of any Servicing          of Expenses        Loan, late recoveries of the
                             Advances                                                payments of the costs and
                                                                                     expenses, liquidation proceeds,
                                                                                     Subsequent Recoveries, purchase
                                                                                     proceeds or repurchase proceeds
                                                                                     for that Mortgage Loan (6)

Indemnification expenses /   Amounts for which the sellers, the   Indemnification    Amounts on deposit on the            Monthly
the sellers, the Master      Master Servicer and Depositor are                       Certificate Account.
Servicer and the Depositor   entitled to indemnification (7)

----------
(1) If the Trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the Pooling and Servicing Agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the certificates.

(3) The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4) "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(5)   The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the sellers, the Master Servicer, and the Depositor are entitled to indemnification of certain expenses as described in this free writing prospectus under "-- Certain Matters Regarding the Master Servicer, the Depositor and the Sellers."

Distributions

      Distributions on the certificates will be made by the Trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in April 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the applicable Record Date. The record date for any distribution date will be
(x) the business day preceding that distribution date so long as the certificates are in book entry form and (y) the last business day of the month preceding the month of that distribution date for any certificate in definitive form (the "Record Date").

      Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of any certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the corporate trust office of the Trustee.

      On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

      The "Interest Remittance Amount" for any Distribution Date and loan group is equal to:

            (a) the sum, without duplication, of:

                        (1) all scheduled interest on the Mortgage Loans in that
                  loan group due on the related Due Date and received on or prior to the related Determination Date, less the related Master Servicing Fees and any payments made in respect of premiums on lender paid insurance mortgage loans,

                        (2) all interest on prepayments on the Mortgage Loans in
                  that loan group, other than Prepayment Interest Excess,

                        (3) all Advances relating to interest in respect of the
                  Mortgage Loans in that loan group,

                        (4) amounts paid by the Master Servicer in respect of
                  Compensating Interest for that loan group, and

                        (5) liquidation proceeds on the Mortgage Loans in that
                  loan group received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

                  minus

                  (b) all Advances in respect of the Mortgage Loans in that loan group relating to interest and certain expenses reimbursed since the prior Due Date.

      The "Principal Remittance Amount" for any Distribution Date and loan group is equal to:

                  (a) the sum, without duplication, of:

                        (1) the scheduled principal collected or advanced on the
                  Mortgage Loans in that loan group with respect to the related Due Date,

                        (2) prepayments on the Mortgage Loans in that loan group
                  collected in the related Prepayment Period,

                        (3) the Stated Principal Balance of each Mortgage Loan
                  in that loan group that was repurchased by a seller or purchased by the Master Servicer with respect to that Distribution Date,

                        (4) any Substitution Adjustment Amounts in respect of
                  Mortgage Loans in that loan group, and

                        (5) all liquidation proceeds in respect of Mortgage
                  Loans in that loan group (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans in that loan group received during the related Prepayment Period, minus

                  (b) all Advances relating to principal on the Mortgage Loans in that loan group and certain expenses reimbursed since the prior Due Date.

      "Prepayment Interest Excess" means with respect to any Mortgage Loan and principal prepayment received by the Master Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the cut-off date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment.

Interest

      General. On each Distribution Date, the interest distributable with respect to the offered certificates (other than the Class A-R Certificates) is the interest which has accrued on the Class Certificate Balances thereof immediately prior to that Distribution Date at the then applicable related Pass-Through Rate during the applicable Accrual Period and in the case of the senior certificates, any Interest Carry Forward Amount. For each class of subordinated certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described in this free writing prospectus under "-- Overcollateralization Provisions."

      The Pass-Through Rates for the LIBOR Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Pass-Through Rates for the LIBOR Certificates are subject to increase after the Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of LIBOR Certificates will be subject to the applicable Net Rate Cap. If on any Distribution Date, the Pass-Through Rate for a class of LIBOR Certificates is based on the applicable Net Rate Cap, each holder of the applicable certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions", and from payments (if any) allocated to the issuing entity in respect of the Corridor Contract that is available for that purpose.

      Distributions of Interest Funds. On each Distribution Date, the Interest Funds for such Distribution Date are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

      (1) concurrently:

            (a) from Interest Funds for Loan Group 1, to the Class 1-A Certificates, the Current Interest and Interest Carry Forward Amount for such class; and

            (b) from Interest Funds for Loan Group 2, concurrently, to each class of group 2 senior certificates, the Current Interest and Interest Carry Forward Amount for each such class, pro rata, based on the amount of interest each such class is entitled to receive;

      (2) from the remaining Interest Funds for both loan groups to each class of senior certificates, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clauses (1)(a) or (1)(b) above, based on the amount of interest each such class is entitled to receive on that Distribution Date, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each such class; provided that Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward Amount based on the amount of interest each such class is entitled to receive on that Distribution Date, will be distributed to each class of senior certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount, pro rata, based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount;

      (3) from the remaining Interest Funds from both loan groups in the following order of priority:

            (a) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Current Interest for each such class; and

            (b) any remainder, as part of the Excess Cashflow described under "--Overcollateralization Provisions" below.

      Pass-Through Rates. The classes of certificates will have the respective pass through rates described below (each, a "Pass-Through Rate").

      LIBOR Certificates.

      The Pass-Through Rate with respect to each Accrual Period and each class of LIBOR Certificates will be a per annum rate equal to the least of:

      (1) One-Month LIBOR for such Accrual Period (calculated as described below under "--Calculation of One-Month LIBOR") plus the Pass-Through Margin for such class and Accrual Period,

      (2) the applicable Net Rate Cap for such class for such Distribution Date, and

      (3) the "Maximum Rate" which is equal to 10.50% per annum.

      The "Pass-Through Margin" for each class of LIBOR Certificates is as follows:

Class of LIBOR Certificates                                Pass-Through Margin
---------------------------                               ----------------------
                                                           (1)              (2)
                                                          -----            -----
Class 1-A                                                 0.20%            0.40%
Class 2-A-1                                               0.09%            0.18%
Class 2-A-2                                               0.20%            0.40%
Class 2-A-3                                               0.29%            0.58%
Class M-1                                                 0.36%            0.54%
Class M-2                                                 0.38%            0.57%
Class M-3                                                 0.40%            0.60%
Class M-4                                                 0.50%            0.75%
Class M-5                                                 0.52%            0.78%
Class M-6                                                 0.60%            0.90%
Class M-7                                                 1.20%            1.80%
Class M-8                                                 1.50%            2.25%
Class M-9                                                 1.80%            2.70%

----------
(1) For the Accrual Period related to any Distribution Date occurring on or prior to the first possible Optional Termination Date.

(2) For the Accrual Period related to any Distribution Date occurring after the first possible Optional Termination Date.

      Class A-R, Class P and Class C Certificates.

      The Class A-R, Class P and Class C Certificates do not have a Pass-Through Rate.

      Definitions Related to Interest Calculations. The "Accrual Period" for each class of LIBOR Certificates and for any Distribution Date, will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on day immediately prior to that Distribution Date. Interest on the LIBOR Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Accrual Period.

      The "Interest Funds" for any Distribution Date and loan group are equal to the Interest Remittance Amount for that loan group minus the related portion of the Trustee Fee for such Distribution Date.

      "Current Interest," with respect to each class of LIBOR Certificates and each Distribution Date, is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Class Certificate Balance of such class, immediately prior to such Distribution Date.

      "Interest Carry Forward Amount," with respect to each class of LIBOR Certificates and each Distribution Date, is the excess of:

      (a) Current Interest for such class with respect to prior Distribution Dates, over

      (b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

      "Adjusted Net Mortgage Rate," with respect to each Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan as of the Due Date related to that Distribution Date minus the related Expense Fee Rate.

      The "Net Rate Cap" for each Distribution Date and the following classes of certificates is:

      o     with respect to the Class 1-A Certificates,

                  the weighted average Adjusted Net Mortgage Rate on the Group 1 Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in the related Accrual Period;

      o     with respect to the group 2 senior certificates,

                  the weighted average Adjusted Net Mortgage Rate on the Group 2 Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in the related Accrual Period, and

      o     with respect to the subordinated certificates,

                  the weighted average of the Net Rate Caps for the Class 1-A Certificates and the group 2 senior certificates, in each case, weighted on the basis of the excess of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans, respectively, in each case as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), over the Class Certificate Balance of the Class 1-A Certificates and the aggregate Class Certificate Balance of the group 2 senior certificates, respectively.

The "Net Rate Carryover" for a class of LIBOR Certificates on any Distribution Date is the excess of:

            (1) the amount of interest that such class would have accrued for such Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net Rate Cap (up to the Maximum Rate), over

            (2) the amount of interest such class accrued on such Distribution Date based on the applicable Net Rate Cap (up to the Maximum Rate),

      plus the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap (up to the Maximum Rate)).

      Distributions of Funds from the Corridor Contract. On each Distribution Date beginning in April 2006 on or prior to the Corridor Contract Termination Date, amounts allocated to the issuing entity will be deposited in the Carryover Reserve Fund and then distributed to pay any Net Rate Carryover on the LIBOR Certificates concurrently, to each class of LIBOR Certificates, pro rata, first based on their respective Class Certificate Balances and second based on any remaining unpaid Net Rate Carryover. Any amounts remaining after the application of such amounts as specified in the preceding sentence received from the Corridor Contract will be distributed to the holders of the Class C Certificates and will not be available for the payment of any Net Rate Carryover on any class of certificates on future Distribution Dates unless the Corridor Contract is subject to an early termination, in which case the portion of any early termination payment allocated to the issuing entity will be deposited by the Trustee in the Carryover Reserve Fund to cover any Net Rate Carryover on the LIBOR Certificates until the Corridor Contract Termination Date. See "--The Corridor Contracts" and "Carryover Reserve Fund" below.

Principal

      Distributions of Principal. On each Distribution Date, the Principal Distribution Amount for such Distribution Date with respect to each Loan Group is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the Principal Remittance Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

      (1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect:

            (A) concurrently:

                  (i) from the Principal Distribution Amount for Loan Group 1, sequentially:

                              (a) sequentially, to the Class A-R and Class 1-A
                        Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                              (b) from any remaining Principal Distribution
                        Amount for Loan Group 1, to the classes of group 2 senior certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (1)(A)(ii)(a) below), to be allocated among such classes of certificates sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                  (ii) from the Principal Distribution Amount for Loan Group 2, sequentially:

                              (a) sequentially, to the Class 2-A-1, Class 2-A-2
                        and Class 2-A-3 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                              (b) from any remaining Principal Distribution Amount for Loan Group 2, to the Class 1-A Certificates (after the distribution of the Principal

                              Distribution Amount from Loan Group 1 as provided in clause (1)(A)(i)(a) above), until its Class Certificate Balance is reduced to zero; and

                  (B) from the remaining Principal Distribution Amounts for both loan groups, sequentially:

                        (i) sequentially, to the Class M-1, Class M-2, Class
                  M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                        (ii) any remainder as part of the Excess Cashflow to be
                  allocated as described under "--Overcollateralization Provisions" below.

      (2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts from both loan groups, sequentially:

                  (A) in an amount up to the Senior Principal Distribution
            Target Amount, pro rata based on the related Senior Principal Distribution Allocation Amount for the Class 1-A Certificates and the group 2 senior certificates, concurrently:

                        (i) in an amount up to the Group 1 Principal
                  Distribution Amount, to the Class 1-A Certificates, until its Class Certificate Balance is reduced to zero, and

                        (ii) in an amount up to the Group 2 Principal
                  Distribution Amount, sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

                  provided, however, that if (a) the Class Certificate Balance of the Class 1-A Certificates or (b) the aggregate Class Certificate Balance of the group 2 senior certificates is reduced to zero, then any remaining unpaid Senior Principal Distribution Target Amount will be distributed pro rata (based on the Class Certificate Balance of the Class 1-A Certificates or the aggregate Class Certificate Balance of the group 2 senior certificates) to the remaining classes of senior certificates after distributions from clauses (i) and (ii) above (and, in the case of the group 2 senior certificates, sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order), until their respective Class Certificate Balances are reduced to zero; and

                  (B) from the remaining Principal Distribution Amounts for both loan groups, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Subordinated Class Principal Distribution Target Amount for each such class, in each case until its Class Certificate Balance is reduced to zero; and

                  (C) any remainder as part of the Excess Cashflow to be
            allocated as described under "--Overcollateralization Provisions" below.

      Definitions Related to Principal Distributions. "Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period. The Stated Principal Balance of a Liquidated Mortgage Loan is zero. The "Pool Principal Balance" equals the aggregate of the Stated Principal Balances of the Mortgage Loans.

      "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from March 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

      "Principal Distribution Amount" with respect to each Distribution Date and Loan Group is the sum of:

            (1) the Principal Remittance Amount for such loan group and Distribution Date, and

            (2) the Extra Principal Distribution Amount for such loan group and Distribution Date.

      "Senior Principal Distribution Allocation Amount" for any Distribution Date means (a) with respect to the Class 1-A Certificates, the Group 1 Principal Distribution Amount and (b) with respect to the group 2 senior certificates, the Group 2 Principal Distribution Amount.

      "Senior Principal Distribution Target Amount" for any Distribution Date, will equal the excess of:

            (1) the aggregate Class Certificate Balance of the senior certificates immediately prior to such Distribution Date, over

            (2) the lesser of (i) 78.80% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor.

      "Group 1 Principal Distribution Amount" for any Distribution Date, will equal the product of (x) the Senior Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Group 1 Principal Distribution Target Amount and the denominator of which is the sum of the Group 1 Principal Distribution Target Amount and the Group 2 Principal Distribution Target Amount.

      "Group 1 Principal Distribution Target Amount" for any Distribution Date, will equal the excess of:

            (1) the Class Certificate Balance of the Class 1-A Certificates immediately prior to such Distribution Date, over

            (2) the lesser of (x) 78.80% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus 0.35% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the cut-off date.

      "Group 2 Principal Distribution Amount" for any Distribution Date, will equal the product of (x) the Senior Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Group 2 Principal Distribution Target Amount and the denominator of which is the sum of the Group 1 Principal Distribution Target Amount and the Group 2 Principal Distribution Target Amount.

      "Group 2 Principal Distribution Target Amount" for any Distribution Date, will equal the excess of:

            (1) the aggregate Class Certificate Balance of the group 2 senior certificates immediately prior to such Distribution Date, over

            (2) the lesser of (x) 78.80% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus 0.35% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the cut-off date.

      "Subordinated Class Principal Distribution Target Amount" for any class of subordinated certificates and Distribution Date will equal the excess of:

            (1) the sum of: (a) the aggregate Class Certificate Balance of the senior certificates (after taking into account the distribution of the Senior Principal Distribution Target Amount for such Distribution Date),
      (b) the aggregate Class Certificate Balance of any class(es) of subordinated certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinated Class Principal Distribution Target Amount(s) for such more senior class(es) of certificates for such Distribution Date), and (c) the Class Certificate Balance of the subject class of subordinated certificates immediately prior to such Distribution Date over

            (2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of certificates and
      (y) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool for such Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool for such Distribution Date minus the OC Floor;

      provided, however, that if such class of subordinated certificates is the only class of subordinated certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its Class Certificate Balance is reduced to zero.

      The "Initial Target Subordination Percentage" and "Stepdown Target Subordination Percentage" for any class of subordinated certificates will approximately equal the respective percentages indicated in the following table:

                                       Initial Target           Stepdown Target
                                        Subordination            Subordination
                                         Percentage               Percentage
                                       --------------           ---------------
                  Class M-1                 6.75%                   13.50%
                  Class M-2                 5.65%                   11.30%
                  Class M-3                 4.50%                    9.00%
                  Class M-4                 3.70%                    7.40%
                  Class M-5                 2.80%                    5.60%
                  Class M-6                 2.15%                    4.30%
                  Class M-7                 1.50%                    3.00%
                  Class M-8                 0.90%                    1.80%
                  Class M-9                 0.35%                    0.70%

      The Initial Target Subordination Percentages will not be used to calculate distributions on the offered certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the subordinated certificates and the Overcollateralized Amount. The Initial Target Subordination Percentage for any class of certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Class Principal Balance of any class(es) of certificates subordinate to the subject class plus the initial Overcollateralization Target Amount.

      "Extra Principal Distribution Amount" with respect to any Distribution Date and loan group is the product of (a) the lesser of (1) the Overcollateralization Deficiency Amount and (2) the Excess Cashflow available for payment thereof in the priority set forth in this free writing prospectus and (b) a fraction, the numerator of which is the Principal Remittance Amount for such loan group and the denominator of which is the sum of the Principal Remittance Amounts for both loan groups.

      "OC Floor" means an amount equal to 0.35% of the Cut-off Date Pool Principal Balance of the Mortgage Loans.

      "Overcollateralization Deficiency Amount," with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount for each loan group on such Distribution Date).

      "Overcollateralization Target Amount" means with respect to any Distribution Date, the OC Floor.

      "Overcollateralized Amount" for any Distribution Date is the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) exceeds (y) the aggregate Class Certificate Balance of the offered certificates (after giving effect to distributions of the Principal Remittance Amount for each loan group to be made on such Distribution Date).

      "Stepdown Date" is the earlier to occur of:

            (1) the Distribution Date on which the aggregate Class Certificate Balance of the senior certificates is reduced to zero, and

            (2) the later to occur of (x) the Distribution Date in April 2009 and (y) the first Distribution Date on which the aggregate Class Certificate Balance of the senior certificates (after calculating anticipated distributions on such Distribution Date) is less than or equal to 78.80% of the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of liquidation proceeds and any Subsequent Recoveries received in the Prepayment Period related to that prior Due Date).

      A "Trigger Event" with respect to a Distribution Date on or after the Stepdown Date consists of either a Delinquency Trigger Event with respect to that Distribution Date or a Cumulative Loss Trigger Event with respect to that Distribution Date.

      A "Delinquency Trigger Event" with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding LIBOR
Certificates:

                                 Class                Percentage
                        ----------------------        ----------
                        Senior LIBOR
                        Certificates..........          33.00%
                        M-1...................          51.75%
                        M-2...................          61.75%
                        M-3...................          77.50%
                        M-4...................          94.50%
                        M-5...................          124.75%
                        M-6...................          162.50%
                        M-7...................          233.00%
                        M-8...................          388.50%
                        M-9...................          999.25%

      The "Senior Enhancement Percentage" with respect to a Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

            (1) the numerator of which is the excess of:

                  (a) the aggregate Stated Principal Balance of the Mortgage
            Loans for the preceding Distribution Date over

                  (b) (i) before the Class Certificate Balances of the senior certificates have been reduced to zero, the sum of the Class Certificate Balances of the senior certificates, or (ii) after such time, the Class Certificate Balance of the most senior class of subordinated certificates outstanding, as of the preceding Master Servicer Advance Date, and

            (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

      A "Cumulative Loss Trigger Event" with respect to a Distribution Date on or after the Stepdown Date occurs if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the cut-off date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the cut-off date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the Cut-off Date Pool Principal Balance, as set forth below:

Distribution Date                 Percentage
-----------------                 ----------

April 2008 - March 2009.......    0.50% with respect to April 2008, plus an
                                      additional 1/12th of 0.65% for each month thereafter through March 2009

April 2009 - March 2010.......    1.15% with respect to April 2009, plus an
                                      additional 1/12th of 0.60% for each month thereafter through March 2010

April 2010 - March 2011.......    1.75% with respect to April 2010, plus an
                                      additional 1/12th of 0.50% for each month thereafter through March 2011

April 2011 - March 2012.......    2.25% with respect to April 2011, plus an
                                      additional 1/12th of 0.25% for each month thereafter through March 2012

April 2012 and thereafter.....    2.50%


      "Unpaid Realized Loss Amount" means for any class of LIBOR Certificates,
(x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class.

      The "Rolling Sixty-Day Delinquency Rate," with respect to any Distribution Date on or after the Stepdown Date, is the average of the Sixty-Day Delinquency Rates for such Distribution Date and the two immediately preceding Distribution Dates.

      The "Sixty-Day Delinquency Rate," with respect to any Distribution Date on or after the Stepdown Date, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of the Mortgage

Loans as of the related Due Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period).

      A "Realized Loss" with respect to a Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

      "Subsequent Recoveries" are unexpected recoveries received after the determination by the Master Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the Master Servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

Residual Certificates

      The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Class Certificate Balance will equal zero. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date the holders of the Class A-R Certificates will be entitled to receive certain additional distributions as provided in the Pooling and Servicing Agreement. It is not anticipated that there will be any significant amounts remaining for such distribution to the Class A-R Certificates.

Overcollateralization Provisions

      The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the offered certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the offered certificates and the related fees and expenses payable by the issuing entity. The Excess Cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

      The "Excess Cashflow" with respect to any Distribution Date is the sum of
(i) the amount remaining as set forth in clause (3)(b) under "--Interest" above which is the amount remaining after the distribution of interest to the holders of the offered certificates for such Distribution Date and (ii) the amount remaining as set forth in clauses (1)(B)(ii) or (2)(C), as applicable, under "--Principal" above which is the amount remaining after the distribution of principal to the holders of the offered certificates for such Distribution Date.

      With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of certificates in the following order of priority, in each case to the extent of the remaining Excess Cashflow:

      1. to the classes of offered certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount, payable to such classes of certificates as part of the Principal Distribution Amount as described under "--Principal" above;

      2. concurrently, to the holders of the senior certificates, pro rata based on the Unpaid Realized Loss Amounts for such classes, in each case in an amount equal to the Unpaid Realized Loss Amount for such class;

      3. sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case first in an amount equal to any Interest Carry Forward Amount for such class and then in an amount equal to the Unpaid Realized Loss Amount for such class;

      4. concurrently, to the classes of LIBOR Certificates (after application of amounts allocated to the issuing entity in respect of the Corridor Contract to cover Net Rate Carryover), pro rata based on their respective Class Certificate Balances to the extent needed to pay any unpaid Net Rate Carryover for each such class; and then any Excess Cashflow remaining after such allocation to pay Net Rate Carryover based on Class Certificate Balances of the certificates will be distributed to each class of LIBOR Certificates with respect to which there remains any unpaid Net Rate Carryover, pro rata, based on the amount of such unpaid Net Rate Carryover; and

      5. to fund distributions to the holders of the Class C and Class A-R Certificates in each case in the amounts specified in the Pooling and Servicing Agreement.

The Corridor Contract

      Countrywide Home Loans has entered into an interest rate corridor transactions with Barclays Bank PLC (the "Corridor Contract Counterparty"), as evidenced by a confirmation between Countrywide Home Loans and the Corridor Contract Counterparty (the "Corridor Contract"). Pursuant to the Corridor Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation of the Corridor Contract, as if the ISDA Master Agreement had been executed by Countrywide Home Loans and the Corridor Contract Counterparty on the date that each Corridor Contract was executed. Each Corridor Contract is subject to certain ISDA definitions. On the closing date, Countrywide Home Loans will assign its rights under the Corridor Contract to The Bank of New York, as corridor contract administrator (in such capacity, the "Corridor Contract Administrator"), and Countrywide Home Loans, the Corridor Contract Administrator and the Trustee will enter into a corridor contract administration agreement (the "Corridor Contract Administration Agreement") pursuant to which the Corridor Contract Administrator will allocate any payments received under the Corridor Contract between the Trustee and Countrywide Home Loans as described below.

      On or prior to the Corridor Contract Termination Date, amounts (if any) received under the Corridor Contract by the Corridor Contract Administrator and allocated to the Trustee for the benefit of the issuing entity will be used to pay Net Rate Carryover on the LIBOR Certificates as described above under "--Interest--Distributions of Funds from the Corridor Contract." Amounts allocated to the Trustee in respect of the Corridor Contract will not be available to pay Net Rate Carryover on any class of certificates other than the LIBOR Certificates. On any Distribution Date, after application of any amounts allocated to the Trustee in respect of the Corridor Contract to pay Net Rate Carryover, any remaining amounts will be distributed as described above under "--Interest--Distributions of Funds from the Corridor Contract" and will not thereafter be available for payments of Net Rate Carryover for any class of certificates, unless such remaining amounts are allocated to the Trustee in connection with an early termination of the Corridor Contract in which case such amounts will be held by the Trustee until the Corridor Contract Termination Date for distribution as described above under "--Interest--Distributions of Funds from the Corridor Contract."

      With respect to the Corridor Contract and any Distribution Date on or prior to the Corridor Contract Termination Date, the amount payable by the Corridor Contract Counterparty under the Corridor Contract will equal the product of:

      (i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) the applicable Corridor Contract Ceiling Rate for such Distribution Date over (y) the applicable Corridor Contract Strike Rate for such Distribution Date,

      (ii) the applicable Corridor Contract Notional Balance for such Distribution Date, and

      (iii) the actual number of days in the related Accrual Period, divided by 360.

      Pursuant to the Corridor Contract Administration Agreement, on or prior to each Distribution Date, the Corridor Contract Administrator will allocate any payment received from the Corridor Contract Counterparty with respect to the Corridor Contract and such Distribution Date (other than any termination payment, which will be allocated as described below) first, to the Trustee, up to the amount that would be payable under the Corridor Contract if clause (ii) of the preceding sentence were equal to the lesser of the Corridor Contract Notional Balance for such Distribution Date and the aggregate Class Certificate Balance of the LIBOR Certificates immediately prior to such Distribution Date (any such amount, a "Net Corridor Contract Payment"), and second, to Countrywide Home Loans, the remainder, if any (any such remainder, an "Excess Corridor Contract Payment"). Excess Corridor Contract Payments will not be available to cover Net Rate Carryover on the Certificates.

      The "Corridor Contract Notional Balance," the "Contract Strike Rate" and the "Corridor Contract Ceiling Rate" are as described in the following table:

                                   Corridor        Corridor       Corridor
                                   Contract        Contract       Contract
                 Month of          Notional       Strike Rate   Ceiling Rate
            Distribution Date     Balance ($)         (%)            (%)
            -----------------     -----------     -----------   ------------
            April 2006.....     833,437,100.00      7.1495         10.0000
            May 2006.......     808,821,230.00      6.1571         10.0000
            June 2006......     784,925,786.00      5.9494         10.0000
            July 2006......     761,731,659.00      6.1831         9.8300
            August 2006....     739,220,007.00      5.9791         9.7963
            September 2006.     717,370,451.00      5.9853         9.7974
            October 2006...     696,163,046.00      6.2142         9.7909
            November 2006..     675,576,844.00      6.0044         9.7950
            December 2006..     655,595,483.00      6.2240         9.7772
            January 2007...     636,201,936.00      6.0564         9.7430
            February 2007..     617,379,303.00      6.0957         9.7055
            March 2007.....     599,110,733.00      6.8035         9.6713
            April 2007.....     581,379,716.00      6.1012         9.7024
            May 2007.......     564,170,893.00      6.3241         9.6866
            June 2007......     547,468,199.00      6.1137         9.6808
            July 2007......     531,257,042.00      6.3443         9.6502
            August 2007....     515,522,468.00      6.1364         9.6423
            September 2007.     500,250,341.00      6.1545         9.6328
            October 2007...     485,427,261.00      6.4048         9.6088
            November 2007..     471,040,698.00      6.2163         9.6045
            December 2007..     457,078,321.00      6.5031         9.5808
            January 2008...     443,527,438.00      6.5515         9.4568
            February 2008..     430,378,667.00      7.4147         9.3317
            March 2008.....     417,628,160.00      8.3869         9.2674
            April 2008.....     405,258,962.00      7.8226         9.3050
            May 2008.......     393,253,665.00      8.1064         9.2679
            June 2008......     381,601,224.00      7.8346         9.2649
            July 2008......     370,291,454.00      8.1707         9.1650
            August 2008....     359,315,001.00      8.1278         8.9935
            September 2008.     348,664,176.00      8.2492         8.9166
            October 2008...     338,328,205.00      8.5475         8.8553
            November 2008..     328,296,348.00      8.2616         8.8669
            December 2008..     318,559,304.00      8.5595         8.7971
            January 2009...     309,108,122.00      8.3132         8.5990

      The Corridor Contract is scheduled to remain in effect until the Distribution Date in January 2009 (the "Corridor Contract Termination Date"). The Corridor Contract will be subject to early termination only in limited circumstances. Such circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty or the Corridor Contract Administrator, the failure by the Corridor Contract Counterparty (three business days after notice of such failure is received by the Corridor Contract Counterparty) to make a payment due under such Corridor Contract, the failure by the Corridor Contract Counterparty or the Corridor Contract Administrator (30 days after notice of such failure is received) to perform any other agreement made by it under the Corridor Contract and the Corridor Contract becoming illegal or subject to certain kinds of taxation.

      It will also be an additional termination event under the Corridor Contract if the Corridor Contract Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. ss.ss.229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract, and the Corridor Contract Counterparty fails to transfer the Corridor Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Corridor Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any rating agency, if applicable.

      If the Corridor Contract is terminated, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment will be allocated by the Corridor Contract Administrator between the Trustee and Countrywide Home Loans, based on, with respect to the Trustee, a fraction, the numerator of which is the lesser of (x) the Corridor Contract Notional Balance at the time of termination and (y) the aggregate Class Certificate Balance of the LIBOR Certificates at the time of termination, and the denominator of which is the Corridor Contract Notional Balance at the time of termination, and with respect to Countrywide Home Loans, a fraction, the numerator of which is the excess, if any, of (x) the Corridor Contract Notional Balance at the time of termination over (y) the aggregate Class Certificate Balance of the LIBOR Certificates at the time of termination, and the denominator of which is the Corridor Contract Notional Balance at the time of termination. The portion of any termination payment that is allocated to the issuing entity will be held by the Trustee until the Corridor Contract Termination Date to pay any Net Rate Carryover on the LIBOR Certificates. However, if such termination occurs, there can be no assurance that any such termination payment will be owing to the Trustee.

      Barclays Bank PLC is a public limited company registered in England and Wales under number 1026167. The liability of the members of Barclays Bank PLC is limited. It has its registered head office at 1 Churchill Place, London, E14 5HP. Barclays Bank PLC was incorporated on 7 August 1925 under the Colonial Bank Act 1925 and on 4 October 1971 was registered as a company limited by shares under the Companies Act 1948 to 1967. Pursuant to The Barclays Bank Act 1984, on 1 January 1985, Barclays Bank was re-registered as a public limited company and its name was changed from "Barclays Bank International Limited" to "Barclays Bank PLC".

      Barclays Bank PLC and its subsidiary undertakings (taken together, the "Group") is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The Group also operates in many other countries around the world. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalization.

      The short-term unsecured obligations of Barclays Bank PLC are rated "A-1+" by S&P, "P-1" by Moody's and "F1+" by Fitch Ratings and the long-term obligations of Barclays Bank PLC are rated "AA" by S&P, "Aa1" by Moody's and "AA+" by Fitch Ratings.

      The significance percentage for the Corridor Contract is less than 10%. The "significance percentage" for the Corridor Contract is the percentage that the significance estimate of the Corridor Contract represents of the aggregate Class Certificate Balance of the LIBOR Certificates. The "significance estimate" of the Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

      The certificates do not represent an obligation of the Corridor Contract Counterparty or the Corridor Contract Administrator. The holders of the certificates are not parties to or beneficiaries under the Corridor Contract or the Corridor Contract Administration Agreement and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under the Corridor Contract or against the Corridor Contract Administrator in respect of its obligations under the Corridor Contract Administration Agreement.

      The Corridor Contract will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the closing date.

Calculation of One-Month LIBOR

      On the second LIBOR Business Day preceding the commencement of each Accrual Period for the LIBOR Certificates (each such date, an "Interest Determination Date"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("One-Month LIBOR") for such Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or such other service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The "Reference Bank Rate" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.0125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Certificate Balance of all LIBOR Certificates for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Certificate Balance of all LIBOR Certificates for such Accrual Period. As used in this section, "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

      (1)   with an established place of business in London,

      (2)   which have been designated as such by the Trustee and

      (3) which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor Master Servicer.

      The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the LIBOR Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Carryover Reserve Fund

      The Pooling and Servicing Agreement establishes an account (the "Carryover Reserve Fund"), which is held in trust by the Trustee on behalf of the holders of the offered certificates. On the closing date, the Depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

      On each Distribution Date, the Trustee will deposit in the Carryover Reserve Fund amounts allocated to the issuing entity in respect of the Corridor Contract. On each Distribution Date, such amounts received in respect of the Corridor Contract will be distributed to the LIBOR Certificates to pay any Net Rate Carryover on such certificates as described under "--Interest--Distributions of Funds from the Corridor Contract" above.

Applied Realized Loss Amounts

      If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the LIBOR Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the amount of such excess will be applied to reduce the Class Certificate Balances of the Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Class Certificate Balance of such class has been reduced to zero. After the Class Certificate

Balance of the subordinated certificates have been reduced to zero, (i) if the Class Certificate Balance of the Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the Group 1 Mortgage Loans, the amount of such excess will first, be applied to reduce the Class Certificate Balance of the Class 1-A Certificates, until its Class Certificate Balance has been reduced to zero, and (ii) if the aggregate Class Certificate Balance of the group 2 senior certificates exceeds the aggregate Stated Principal Balance of the Group 2 Mortgage Loans, the amount of such excess will be applied to reduce the Class Certificate Balance of each class of group 2 senior certificates, on a pro rata basis according to their respective Class Certificate Balances, until the Class Certificate Balances of such classes have been reduced to zero. Any such reduction described in this paragraph is an "Applied Realized Loss Amount."

      Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of certificates on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of "Class Certificate Balance" above.